Filed Pursuant to Rule 424(b)(3)
Registration No. 333-191706
CARTER VALIDUS MISSION CRITICAL REIT II, INC.
SUPPLEMENT NO. 12 DATED OCTOBER 27, 2017
TO THE PROSPECTUS DATED APRIL 27, 2017
This document supplements, and should be read in conjunction with, the prospectus of Carter Validus Mission Critical REIT II, Inc., dated April 27, 2017, and consolidates and replaces all previous supplements to the prospectus. Unless otherwise defined in this prospectus supplement, capitalized terms used in this prospectus supplement shall have the same meanings as set forth in the prospectus.
The purpose of this prospectus supplement is to describe the following:

(1)
the status of our initial public offering of common stock, the filing of a registration statement for our follow-on offering of common stock, the filing of a Registration Statement on Form S-3, and the termination of our initial public offering of common stock;

(2)	the declaration of distributions to our stockholders and distributions made through October 27, 2017;

(3)	our board of directors' determination of an updated estimated per share net asset value of our Class A common stock, Class I common stock and Class T common stock;

(4)	the revised primary offering prices per Class A share, Class I share and Class T share, effective October 1, 2017;

(5)	the revised distribution reinvestment plan prices per Class A share, Class I share and Class T share, effective October 1, 2017;

(6)	the revised share repurchase prices pursuant to our share repurchase program, effective October 1, 2017;

(7)	the reallocation of shares under our charter;

(8)	an update regarding the distribution and servicing fee;

(9)	updates to the “Questions and Answers About this Offering” section of our prospectus;

(10)	updates to the “Management Compensation” section of our prospectus;

(11)	updates to the compensation, fees and reimbursements incurred to our advisor or its affiliates as of June 30, 2017;

(12)	updates to our management;

(13)	updates to the “Incorporation of Certain Information by Reference” section of our prospectus;

(14)	an update to the "Experts" section of our prospectus;

(15)	certain information regarding an individually material real property acquisition, including the placement of material debt on such material real property;

(16)	individually immaterial real property acquisitions;

(17)	updates regarding our credit facility;

(18)	updates regarding repurchases of our shares;

(19)	updates regarding the automatic purchase plan;

(20)	updates to the "Risk Factors" section of our prospectus;

(21)	updates to the "Estimated Use of Proceeds" section of our prospectus;

(22)	updates regarding the advisory agreement;

(23)	the renewal of our management agreement;

(24)	an update to the "Selected Financial Data" section of our prospectus;

(25)	updates to the "Prior Performance Summary" section of our prospectus;

(26)	updates to the price of shares of our common stock to "friends and family";

(27)	an update to volume discounts of our shares of common stock;

(28)	an update to the definition of "roll-up transactions";

(29)	updates to the "Federal Income Tax Considerations" section of our prospectus;

(30)	financial information for our individually material real property acquisition;

(31)	revised forms of our subscription agreements; and

(32)	a revised form of automatic purchase plan.
Status of this Offering, Filing of a Registration Statement for Follow-On Offering, Filing of a Registration Statement on Form S-3, and Termination of this Offering
We commenced our initial public offering of $2,350,000,000 of shares of our common stock (the “Offering”), consisting of up to $2,250,000,000 of shares in our primary offering and up to $100,000,000 of shares pursuant to our distribution reinvestment plan, on May 29, 2014. As of the date of this supplement, we are publicly offering shares of Class A common stock, shares of Class I common stock and shares of Class T common stock, in any combination with a dollar value up to the maximum offering amount. As of October 24, 2017, we had accepted investors’ subscriptions for and issued approximately 81,269,000 shares of Class A common stock, 4,921,000 shares of Class I common stock and 31,206,000 shares of Class T common stock in the Offering, resulting in receipt of gross proceeds of approximately $804,859,000, $44,828,000 and $299,425,000, respectively, for total gross proceeds raised of $1,149,112,000. As of October 24, 2017, we had approximately $1,200,888,000 in Class A shares, Class I shares and Class T shares of common stock remaining in the Offering.
On May 1, 2017, we filed a Registration Statement on Form S-11 (the “Follow-On Offering Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) to register up to $332,500,000 of shares of Class A common stock, Class I common stock, and Class T common stock to be offered to the public on a best efforts basis pursuant to a proposed follow-on offering and up to $17,500,000 of shares of Class A common stock, Class I common stock, and Class T common stock pursuant to our distribution reinvestment plan. Accordingly, pursuant to Rule 415 promulgated under the Securities Act, we extended our current Offering until the earlier of the SEC effective date of the Follow-On Offering Registration Statement or November 24, 2017. As of the date of this supplement, the Follow-On Offering Registration Statement has not been declared effective by the SEC. On October 13, 2017, we filed a Registration Statement on Form S-3 (the “DRP Registration Statement”) under the Securities Act to register up to $100,000,000 of shares of Class A common stock, Class I common stock and Class T common stock to be offered pursuant to our distribution reinvestment plan after the termination of the Offering. The DRP Registration Statement became automatically effective with the SEC upon filing; however, we are not offering shares of common stock pursuant to the DRP Registration Statement at this time. We intend to continue to offer our shares of common stock in this Offering until November 24, 2017; however, we may terminate this Offering prior to November 24, 2017, and commence offering our shares of common stock pursuant to the Follow-On Offering Registration Statement and DRP Registration Statement. Our board of directors may revise the offering termination date as necessary in its discretion.
Distribution Policy and Distributions
The following information supplements, and should be read in conjunction with, the discussion contained in the “Prospectus Summary — Distribution Policy” section on page 15 of the prospectus and the “Description of Securities — Distribution Policy and Distributions” section beginning on page 150 of the prospectus:
As of October 27, 2017, we had paid aggregate distributions, since inception, of approximately $105,991,000 ($47,300,000 in cash and $58,691,000 reinvested in shares of common stock pursuant to the DRIP). Our board of directors intends to continue to pay distributions monthly in arrears for so long as it decides this policy is in the best interest of our stockholders.
On August 3, 2017, the board of directors of the Company approved and declared a distribution to the Company’s Class A stockholders of record as of the close of business on each day of the period commencing on September 1, 2017 and ending on November 30, 2017. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001767101 per share of Class A common stock, which will be equal to an annualized distribution rate of 6.40%, assuming a purchase price of $10.078 per share of Class A common stock. The distributions declared for each record date in September 2017, October 2017 and November 2017 will be paid in October 2017, November 2017 and December 2017, respectively. The distributions will be payable to stockholders from legally available funds therefor.
On September 28, 2017, our board of directors approved and authorized an additional daily distribution to our Class A stockholders of record as of the close of business on each day of the period commencing on October 1, 2017 and ending on November 30, 2017 in the amount of $0.000021392 per share. This additional distribution amount and the daily distribution of

$0.001767101 previously authorized and declared by our board of directors will equal an annualized rate of 6.40%, based on the revised primary offering purchase price of $10.200 per Class A share. The distributions for each record date in October 2017 and November 2017 will be paid in November 2017 and December 2017, respectively. The distributions will be payable to stockholders from legally available funds therefor.
On August 3, 2017, the board of directors of the Company approved and declared a daily distribution to the Company’s Class I stockholders of record as of the close of business on each day of the period commencing on September 1, 2017 and ending on November 30, 2017. The distribution will be calculated based on 365 days in the calendar year and will be equal to $0.001767101 per share of Class I common stock, which will be equal to an annualized distribution rate of 7.04%, assuming a purchase price of $9.162 per share. The distributions declared for each record date in September 2017, October 2017 and November 2017 will be paid in October 2017, November 2017 and December 2017, respectively. The distributions will be payable to stockholders from legally available funds therefor.
On September 28, 2017, our board of directors approved and authorized an additional daily distribution to our Class I stockholders of record as of the close of business on each day of the period commencing on October 1, 2017 and ending November 30, 2017 in the amount of $0.000021392 per share. This additional distribution amount and the daily distribution of $0.001767101 previously authorized and declared by our board of directors will equal an annualized rate of 7.04%, based on the revised primary offering purchase price of $9.273 per Class I share. The distributions for each record date in October 2017 and November 2017 will be paid in November 2017 and December 2017, respectively. The distributions will be payable to stockholders from legally available funds therefor.
On August 3, 2017, the board of directors of the Company approved and declared a daily distribution to the Company’s Class T stockholders of record as of the close of business on each day of the period commencing on September 1, 2017 and ending on November 30, 2017. The distribution will be calculated based on 365 days in the calendar year and will be equal to $0.001501543 per share of Class T common stock, which will be equal to an annualized distribution rate of 5.68%, assuming a purchase price of $9.649 per share. The distributions declared for each record date in September 2017, October 2017 and November 2017 will be paid in October 2017, November 2017 and December 2017, respectively. The distributions will be payable to stockholders from legally available funds therefor.
On September 28, 2017, our board of directors approved and authorized an additional daily distribution to our Class T stockholders of record as of the close of business on each day of the period commencing on October 1, 2017 and ending November 30, 2017 in the amount of $0.000018207 per share. This additional distribution amount and the daily distribution of $0.001501543 previously authorized and declared by our board of directors will equal an annualized rate of 5.68%, based on the revised primary offering purchase price of $9.766 per Class T share. The distributions for each record date in October 2017 and November 2017 will be paid in November 2017 and December 2017, respectively. The distributions will be payable to stockholders from legally available funds therefor.

We have made the following distributions to our Class A stockholders:

Period Ended	Date Paid	Distribution
July 31, 2014	August 1, 2014	$439
August 31, 2014	September 2, 2014	24,635
September 30, 2014	October 1, 2014	66,751
October 31, 2014	November 3, 2014	131,229
November 30, 2014	December 1, 2014	207,526
December 31, 2014	January 2, 2015	324,704
January 31, 2015	February 2, 2015	446,359
February 28, 2015	March 2, 2015	537,939
March 31, 2015	April 1, 2015	823,200
April 30, 2015	May 1, 2015	1,039,171
May 31, 2015	June 1, 2015	1,299,964
June 30, 2015	July 1, 2015	1,471,336
July 31, 2015	August 3, 2015	1,715,689
August 31, 2015	September 1, 2015	1,894,852
September 30, 2015	October 1, 2015	1,982,158
October 31, 2015	November 2, 2015	2,200,851
November 30, 2015	December 1, 2015	2,285,962
December 31, 2015	January 4, 2016	2,547,214
January 31, 2016	February 1, 2016	2,719,623
February 29, 2016	March 1, 2016	2,676,459
March 31, 2016	April 1, 2016	2,979,045
April 30, 2016	May 2, 2016	3,006,480
May 31, 2016	June 1, 2016	3,210,172
June 30, 2016	July 1, 2016	3,202,527
July 31, 2016	August 1, 2016	3,397,713
August 31, 2016	September 1, 2016	3,485,007
September 30, 2016	October 3, 2016	3,441,197
October 31, 2016	November 1, 2016	3,645,779
November 30, 2016	December 1, 2016	3,584,726
December 31, 2016	January 3, 2017	3,772,059
January 31, 2017	February 1, 2017	3,846,146
February 28, 2017	March 1, 2017	3,531,060
March 31, 2017	April 3, 2017	3,974,566
April 30, 2017	May 1, 2017	3,913,291
May 31, 2017	June 1, 2017	4,106,771
June 30, 2017	July 3, 2017	4,028,071
July 31, 2017	August 1, 2017	4,203,103
August 31, 2017	September 1, 2017	4,247,976
September 30, 2017	October 2, 2017	4,163,544
Total Class A distributions		$94,135,294

We have made the following distributions to our Class I stockholders:

Period Ended	Date Paid	Distribution
March 9, 2017 to March 31, 2017	April 3, 2017	$1,060
April 30, 2017	May 1, 2017	9,304
May 31, 2017	June 1, 2017	37,369
June 30, 2017	July 3, 2017	71,602
July 31, 2017	August 1, 2017	106,622
August 31, 2017	September 1, 2017	139,472
September 30, 2017	October 2, 2017	182,224
Total Class I distributions		$547,653
We have made the following distributions to our Class T stockholders:

Period Ended	Date Paid	Distribution
January 21, 2016 to January 31, 2016	February 1, 2016	$5,101
February 29, 2016	March 1, 2016	36,989
March 31, 2016	April 1, 2016	81,312
April 30, 2016	May 2, 2016	131,960
May 31, 2016	June 1, 2016	196,058
June 30, 2016	July 1, 2016	241,283
July 31, 2016	August 1, 2016	303,461
August 31, 2016	September 1, 2016	350,322
September 30, 2016	October 3, 2016	384,775
October 31, 2016	November 1, 2016	444,087
November 30, 2016	December 1, 2016	477,528
December 31, 2016	January 3, 2017	563,099
January 31, 2017	February 1, 2017	636,143
February 28, 2017	March 1, 2017	629,645
March 31, 2017	April 3, 2017	761,728
April 30, 2017	May 1, 2017	797,400
May 31, 2017	June 1, 2017	881,721
June 30, 2017	July 3, 2017	933,731
July 31, 2017	August 1, 2017	1,061,369
August 31, 2017	September 1, 2017	1,162,709
September 30, 2017	October 2, 2017	1,227,290
Total Class T distributions		$11,307,711
For the six months ended June 30, 2017, we paid distributions of approximately $27,461,000, of which $12,812,000 was cash and $14,649,000 was reinvested in shares of our common stock pursuant to the DRIP, as compared to FFO for the six months ended June 30, 2017 of approximately $26,067,000. We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of National Association of Real Estate Investment Trusts, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles in the United States, or GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation or amortization, and after adjustments for unconsolidated partnerships and joint ventures. Agreements for unconsolidated partnerships and joint ventures are calculated to reflect FFO. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds from Operations and Modified Funds from Operations” for the six months ended June 30, 2017, included in this prospectus supplement, for information regarding why we present funds from operations and for reconciliations of this non-GAAP financial measure to net income attributable to common stockholders. The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations may cause us to incur additional interest expense as a result of borrowed funds and may cause subsequent investors to experience dilution.

The following table presents distributions and source of distributions for the six months ended June 30, 2017 (amounts are rounded and in thousands):

	Six Months Ended June 30,
	2017
Distributions paid in cash - common stockholders	$12,812
Distributions reinvested	14,649
Total distributions	$27,461
Source of distributions:
Cash flows provided by operations (1)	$12,812	47%
Offering proceeds from issuance of common stock pursuant to the DRIP (1)	14,649	53%
Total sources	$27,461	100%

(1)	Percentages were calculated by dividing the respective source amount by the total sources of distributions.
Determination of the Updated Estimated Per Share Net Asset Value
The following information supplements, and should be read in conjunction with, all discussions contained in our prospectus regarding our calculation of an estimated per share net asset value:
On September 28, 2017, our board of directors, at the recommendation of the audit committee, which is comprised solely of independent directors, unanimously approved and established an estimated per share net asset value of $9.18 per share of each of our Class A common stock, Class I common stock and Class T common stock, or the Estimated Per Share NAV, as of June 30, 2017, or the Valuation Date. The Estimated Per Share NAV is based on the estimated value of our assets less the estimated value of our liabilities, divided by the approximate number of shares outstanding on a fully diluted basis, calculated as of the Valuation Date. We are providing this Estimated Per Share NAV to assist broker-dealers in connection with their obligations under National Association of Securities Dealers Conduct Rule 2340, as required by the Financial Industry Regulatory Authority, or FINRA, with respect to customer account statements. This valuation was performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association, or the IPA, in April 2013, or the IPA Valuation Guidelines, in addition to guidance from the Securities and Exchange Commission, or the SEC. We believe that there were no material changes between the Valuation Date and the date of this supplement that would impact the Estimated Per Share NAV.
The audit committee, pursuant to authority delegated by our board of directors, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the Estimated Per Share NAV, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices, and the reasonableness of the assumptions used in the valuations and appraisals.
The Estimated Per Share NAV was determined by our board of directors after consultation with our advisor and Robert A. Stanger & Co, Inc., or Stanger, an independent third-party valuation firm. The engagement of Stanger was approved by the audit committee. Stanger prepared an appraisal report, or the Appraisal Report, summarizing key information and assumptions and providing an appraised value on 49 of the 62 properties in our portfolio as of June 30, 2017, or the Appraised Properties. Stanger also prepared a net asset value report, or the NAV Report, and together with the Appraisal Report, the Reports, which estimates the NAV of our Class A common stock, Class I common stock and Class T common stock as of June 30, 2017. The NAV Report relied upon the Appraisal Report for the Appraised Properties, appraisal reports prepared by third parties other than Stanger on 11 properties, or the Third-Party Appraised Properties, the June 30, 2017 book value of the Vibra Rehabilitation Hospital and Post Acute Las Vegas Rehabilitation Hospital development properties, or the Development Properties, Stanger’s estimate of our advisor’s subordinated participation in net sale proceeds due upon liquidation of our portfolio and our notes payable, and our advisor's estimate of the value of our operating partnership’s credit facility and our other assets and liabilities, to calculate an estimated net asset value per share of our common stock. The process for estimating the value of our assets and liabilities was performed in accordance with the provisions of the IPA Valuation Guidelines.
Upon the audit committee’s receipt and review of the Reports, the audit committee recommended $9.18 as the Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock as of June 30, 2017 to our board of directors. Upon our board of directors’ receipt and review of the Reports and recommendation of the audit committee, our board of directors approved $9.18 as the Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock as of June 30, 2017.

The table below sets forth the calculation of our Estimated Per Share NAV as of June 30, 2017, as well as the comparable calculation as of June 30, 2016. Certain amounts are reflected net of non-controlling interests, as applicable.

Estimated Per Share NAV
(In Thousands, Except Share and Per Share Data)

	As of June 30, 2017			As of June 30, 2016
	Gross		Per Share	Gross	Per Share
Assets
Total Real Estate, Net	$1,526,576	(1)	$15.28	$680,551	$10.01
Cash and Cash Equivalents	74,350		0.74	35,648	0.52
Other Assets	20,987		0.21	8,402	0.12
Total Assets	1,621,913		16.23	724,601	10.65

Liabilities & Stockholders' Equity
Liabilities:
Notes Payable	401,377		4.02	—	—
Credit Facility	275,000		2.75	95,000	1.40
Accounts Payable Due to Affiliates (2)	2,463		0.02	1,034	0.02
Accounts Payable and Other Liabilities	26,333		0.26	11,153	0.16
Total Liabilities	705,173		7.05	107,187	1.58

Stockholders' Equity	916,740		9.18	617,414	9.07
Less: Advisor Promote	—		—	—	—
Stockholders' Equity, Net of Promote	$916,740		$9.18	$617,414	$9.07

Fully Diluted Shares Outstanding			99,879,473		68,037,354

(1)	Includes Third-Party Appraised Properties at an aggregate value of $410.1 million and the book value of the Development Properties at an aggregate value of $42.1 million.

(2)	Excludes accrued distribution and servicing fees payable to our dealer manager in connection with Class T shares.
Commencing on October 1, 2017, the revised primary offering prices per share for Class A shares, Class I shares and Class T shares were modified to be as follows:

	Class A Shares	Class I Shares	Class T Shares
Estimated Value Per Share	$9.18	$9.18	$9.18
Estimated Enterprise Value	None	None	None
Estimated Upfront Selling Commission and Dealer Manager Fees	1.020	0.093	0.586
Revised Primary Offering Price Per Share	$10.200	$9.273	$9.766

Methodology and Key Assumptions
In determining the Estimated Per Share NAV, our board of directors considered the recommendation of the audit committee, the Reports provided by Stanger and information provided by our advisor. Our goal in calculating the Estimated Per Share NAV is to arrive at a value that is reasonable and supportable using what the audit committee and our board of directors each deems to be appropriate valuation methodologies and assumptions.
FINRA’s current rules provide no guidance on the methodology an issuer must use to determine its Estimated Per Share NAV. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different Estimated Per Share NAV, and these differences could be significant. The Estimated Per Share NAV is not audited and does not represent the fair value of our assets less its liabilities according to U.S. generally accepted accounting principles, or GAAP, nor does it represent a liquidation value of our assets and liabilities or the amount our shares of common stock would trade at on a national securities exchange. The estimated asset values may not represent current market value or book value. The estimated value of the Appraised Properties and Third-Party Appraised Properties does not necessarily represent the value we would receive or accept if our assets were marketed for sale. The Estimated Per Share NAV does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount compared to the sum of the individual property values. The Estimated Per Share NAV also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale.

Real Estate Valuation
As described above, we engaged Stanger to provide an appraisal of the Appraised Properties, consisting of 49 of the 62 properties in our portfolio as of June 30, 2017. In preparing the Appraisal Report, Stanger, among other things:

•	performed a site visit of each Appraised Property;

•
interviewed our officers or our advisor’s personnel to obtain information relating to the physical condition of each Appraised Property, including known environmental conditions, status of ongoing or planned property additions and reconfigurations, and other factors for such leased properties;

•	reviewed lease agreements for each Appraised Property and discussed with us or our advisor certain lease provisions and factors on each property; and

•
reviewed the acquisition criteria and parameters used by real estate investors for properties similar to the subject properties, including a search of real estate data sources and publications concerning real estate buyer’s criteria, discussions with sources deemed appropriate, and a review of transaction data for similar properties.

Stanger employed the income approach to estimate the value of the Appraised Properties, which involves an economic analysis of the property based on its potential to provide future net annual income. As part of the valuation, a direct capitalization analysis and a discounted cash flow analysis were used to determine the value of our interest in the portfolio, by valuing the subject interest in each Appraised Property in the portfolio based upon the leases that encumber such property. The indicated value by the income approach represents the amount an investor would probably pay for the expectation of receiving the net cash flow from the property during the subject lease term and the proceeds from the ultimate sale of the property.
The Appraisal Report summarizes key inputs and assumptions and provides a value for each of the Appraised Properties that Stanger appraised using financial information we provided and our advisor provided. From such review, Stanger selected the appropriate cash flow discount rates, residual discount rates, and terminal capitalization rates in its discounted cash flow analysis and the appropriate direct capitalization rate in its direct capitalization analysis. In the NAV Report, the Development Properties were included at their June 30, 2017 book value and the Third-Party Appraised Properties were included in the net asset value analysis at their appraised values, which were prepared by third parties other than Stanger.
As of June 30, 2017, we owned 62 real estate properties. The total aggregate purchase price of these properties was approximately $1,406.5 million. The total aggregate purchase price of $1,406.5 million was determined in accordance with GAAP. In addition, through the Valuation Date, we had invested $30.7 million in capital improvements on these real estate properties since inception. As of the Valuation Date, the total value of the Appraised Properties at our respective ownership interest, as provided by Stanger, the Third-Party Appraised Properties and the June 30, 2017 book value of the Development Properties was approximately $1,526.6 million. This represents an approximately 6.22% increase in the total value of the real estate assets over the aggregate purchase price and aggregate improvements. The following summarizes the key assumptions that were used in the discounted cash flow and direct capitalization models to arrive at the appraised value of the Appraised Properties:

	Range		Weighted Average
Terminal Capitalization Rate	6.00%	8.50%	7.14%
Cash Flow Discount Rate	5.50%	9.00%	7.69%
Residual Discount Rate	6.75%	9.25%	7.94%
Direct Capitalization Rate	5.25%	7.75%	6.56%
Income and Expense Growth	3.00%		3.00%
While we believe that Stanger’s assumptions and inputs are reasonable, a change in these assumptions and inputs would significantly impact the calculation of the appraised value of the Appraised Properties and thus, the Estimated Per Share NAV. The table below illustrates the impact on the Estimated Per Share NAV if the terminal capitalization rates, discount rates and direct capitalization rates were adjusted by 25 basis points or 5.0%, assuming the value conclusion for each Appraised Property is based on the method being sensitized and all other factors remain unchanged:

	Estimated Per Share NAV due to:
	Increase	Decrease	Increase	Decrease
	25 Basis Points	25 Basis Points	5.0%	5.0%
Terminal Capitalization Rate	$8.88	$9.23	$8.82	$9.31
Cash Flow Discount Rate	$8.96	$9.14	$8.92	$9.18
Residual Discount Rate	$8.91	$9.19	$8.83	$9.27
Direct Capitalization Rate	$8.89	$9.76	$8.79	$9.86
Secured Notes Payable
Values for our consolidated secured notes payable, or the Secured Notes Payable, were estimated by Stanger using a discounted cash flow analysis, which used inputs based on the remaining loan terms and estimated current market interest rates for notes payable with similar characteristics, including remaining loan term, loan-to-value ratios, debt-service-coverage ratios, prepayment terms, and collateral property attributes. The current market interest rate was generally determined based on market rates for available comparable debt. The estimated current market interest rates ranged from 3.7% to 4.7% for the Secured Notes Payable.
As of June 30, 2017, Stanger’s estimated fair value of our Secured Notes Payable was $401.4 million. The weighted-average discount rate applied to the future estimated debt payments of the Secured Notes Payable was approximately 4.2%.
While we believe that Stanger’s assumptions and inputs are reasonable, a change in these assumptions and inputs would significantly impact the calculation of the estimated value of our Secured Notes Payable and thus, the Estimated Per Share NAV. The table below illustrates the impact on the Estimated Per Share NAV if the market interest rate of the Secured Notes Payable were adjusted by 0.25% or 5.0%, and assuming all other factors remain unchanged:

Increase	Decrease	Increase	Decrease
25 Basis Points	25 Basis Points	5.0%	5.0%
$9.23	$9.13	$9.22	$9.14

Cash, Other Assets, Other Liabilities and Credit Facility
The fair value of our cash, other assets, other liabilities and our operating partnership’s credit facility were estimated by our advisor to approximate carrying value as of the Valuation Date.
The carrying value of a majority of our other assets and liabilities are considered to equal their fair value due to their short maturities or liquid nature. Certain balances, such as straight-line rent receivables, lease intangible assets and liabilities and deferred financing costs, have been eliminated for the purpose of the valuation due to the fact that the value of those balances were already considered in the valuation of the respective investments. As of June 30, 2017, the estimated total liability for distribution and servicing fees in accordance with GAAP was $9,475,000. The estimated liability for distribution and servicing fees was eliminated for the purpose of the valuation because we will not be obligated to pay distribution and servicing fees in the event our portfolio is liquidated.
Different parties using different assumptions and estimates could derive a different Estimated Per Share NAV, and these differences could be significant. The value of our shares will fluctuate over time in response to developments related to individual assets in our portfolio and the management of those assets and in response to the real estate and finance markets.

Advisor Promote
The Estimated Per Share NAV was calculated net of our advisor’s subordinated participation in net sale proceeds in the event of a liquidation of our portfolio, or the Advisor Promote, which we advised Stanger was equal to 15.0% of net sale proceeds after stockholders are paid return of capital plus a 6.0% cumulative, non-compounded return. Stanger estimated the value of the Advisor Promote at $0 as of the Valuation Date.

The Board’s Determination of the Estimated Per Share NAV
Based upon a review of the Reports provided by Stanger, upon the recommendation of the audit committee, our board of directors estimated the per share NAV for each of the Class A common stock, Class I common stock and Class T common stock to be $9.18.

Limitations of the Estimated Per Share NAV
The various factors considered by our board of directors in determining the Estimated Per Share NAV were based on a number of assumptions and estimates that may not be accurate or complete. As disclosed above, we are providing the Estimated Per Share NAV to assist broker-dealers that participate, or participated, in our public offering in meeting their customer account statement reporting obligations. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different Estimated Per Share NAV. The Estimated Per Share NAV is not audited and does not represent the fair value of our assets or liabilities according to GAAP.
Accordingly, with respect to the Estimated Per Share NAV, we can give no assurance that:

•	a stockholder would be able to resell his or her Class A shares of common stock, Class I shares of common stock or Class T shares of common stock at the Estimated Per Share NAV;

•	a stockholder would ultimately realize distributions per share equal to our Estimated Per Share NAV upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	our shares of Class A common stock, Class I common stock and Class T common stock would trade at the Estimated Per Share NAV on a national securities exchange;

•	a different independent third-party appraiser or other third-party valuation firm would agree with our Estimated Per Share NAV; or

•
the Estimated Per Share NAV, or the methodology used to estimate the Estimated Per Share NAV, will be found by any regulatory authority to comply with ERISA, the Internal Revenue Code of 1986, as amended, or other regulatory requirements.

 Similarly, the amount a stockholder may receive upon repurchase of his or her shares, if he or she participates in our share repurchase program, may be greater than or less than the amount a stockholder paid for the shares, regardless of any increase in the underlying value of any assets we own.
The Estimated Per Share NAV is based on the estimated value of our assets less the estimated value of our liabilities divided by the number of shares outstanding on a fully diluted basis, calculated as of June 30, 2017. The Estimated Per Share NAV was based upon 99,879,473 shares of equity interest outstanding as of June 30, 2017, which was comprised of (i) 99,863,473 outstanding shares of our common stock and (ii) 16,000 shares of unvested restricted Class A common stock issued to our independent directors, which shares vest ratably over time.
Further, the value of our shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. As discussed above, the Estimated Per Share NAV does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The Estimated Per Share NAV also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale. We currently expect to utilize an independent valuation firm to update the Estimated Per Share NAV in the second half of 2018, in accordance with IPA Valuation Guidelines, but we are not required to update the Estimated Per Share NAV more frequently than annually.
Revised Primary Offering Prices
Commencing on October 1, 2017, the offering price for shares of our Class A common stock pursuant to our primary offering is $10.200 per share, which reflects the $9.18 Estimated Per Share NAV, a 7.0% selling commission and a 3.0% dealer manager fee, the offering price for shares of our Class I common stock pursuant to our primary offering is $9.273 per share, which reflects the $9.18 Estimated Per Share NAV and a 1.0% dealer manager fee, and the offering price for shares of our Class T common stock pursuant to our primary offering is $9.766 per share, which reflects the $9.18 Estimated Per Share NAV, a 3.0% selling commission and a 3.0% dealer manager fee. Accordingly, all references to a $10.078 per Class A share primary offering price, $9.162 per Class I share primary offering price and $9.649 per Class T share primary offering price throughout the prospectus are hereby superseded and replaced with $10.200 per Class A share, $9.273 per Class I share and $9.766 per Class T share. With respect to Class I shares, the dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us, in which case, commencing on October 1, 2017, the primary offering price per Class I share will be $9.273, as noted above. However, the 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment advisor that is not affiliated with a broker dealer, and in such instances, commencing on October 1, 2017, the price per Class I share would be $9.18. Therefore, all references to the $9.07 per Class I share in the event the 1.0% dealer manager fee is waived, as described above, are hereby superseded and replaced with $9.18 per Class I share.
All subscriptions for primary offering shares that were received in good order and fully funded by the close of business on September 30, 2017 were processed using the $10.078 per Class A share primary offering price, $9.162 per Class I share primary offering price or $9.07 per Class I share primary offering price, as applicable, and $9.649 per Class T share primary offering price; all subscriptions for primary offering shares received and/or funded after the close of business on September 30, 2017 were processed using a $10.200 per Class A share primary offering price, $9.273 per Class I share primary offering price or $9.18 per Class I share primary offering price, as applicable, and $9.766 per Class T share primary offering price.
The table on the cover page of our prospectus and all similar discussions appearing throughout our prospectus are superseded and replaced in their entirety as follows:

	Aggregate Price to Public(1)	Selling Commissions	Dealer Manager Fee(2)	Proceeds Before Expenses to Us(1)(4)
Primary Offering
Per Class A Share	$10.200	$0.714	$0.306	$9.18
Per Class I Share	$9.273	$—	$0.093	$9.18
Per Class T Share (3)	$9.766	$0.293	$0.293	$9.18
Maximum Offering	$2,250,000,000	$157,500,000	$67,500,000	$2,025,000,000
Distribution Reinvestment Plan
Per Class A Share	$9.18	$—	$—	$9.18
Per Class I Share	$9.18	$—	$—	$9.18
Per Class T Share	$9.18	$—	$—	$9.18
Maximum Offering	$100,000,000	$—	$—	$100,000,000
Total Maximum Offering (Primary and Distribution Reinvestment Plan)	$2,350,000,000	$157,500,000	$67,500,000	$2,125,000,000

(1)
The aggregate price to the public assumes no purchase price discounts. The offering prices are based on our Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock of $9.18 as determined by our board of directors on September 28, 2017, and any applicable upfront selling commissions and dealer manager fees. The table assumes that all of the primary offering gross proceeds come from sales of Class A shares. We reserve the right to reallocate shares being offered between Class A shares, Class I shares and Class T shares, and between the primary offering and the distribution reinvestment plan.

(2)
The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment adviser that is not affiliated with a broker dealer. In such event, the per share purchase price of the Class I shares would be $9.18.

(3)
The table excludes the distribution and servicing fees for Class T primary shares, which will be paid over time and may be paid from offering proceeds or other sources. With respect to Class T shares sold in the primary offering, we will pay our dealer manager a distribution and servicing fee that accrues daily equal to 1/365th of 1.0% of the amount of the most recent offering price per Class T share on a continuous basis from year to year, payable out of amounts that otherwise would be distributed to holders of Class T shares; provided; however, that upon the termination of our primary offering, the distribution and servicing fee shall be an amount that accrues daily equal to 1/365th of up to 1.0% of the most recent estimated NAV per Class T share on a continuous basis. We will cease paying distribution and servicing fees with respect to all Class T shares sold in the primary offering on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange; (ii) following the completion of the Offering, the date on which total underwriting compensation in the Offering equals (a) 10% of the gross proceeds from our primary offering less (b) the total amount of distribution and servicing fees waived by participating broker-dealers; (iii) the date on which there are no longer any Class T shares outstanding; (iv) the fourth anniversary of the last day of the fiscal quarter in which our primary offering terminates; (v) with respect to a Class T share sold in the primary offering, the date on which a participating broker-dealer receives (a) total underwriting compensation equal to 10% of the gross offering proceeds of such Class T share less (b) the amount of any waived distribution and servicing fees by such participating broker-dealer; or (vi) the date on which the holder of such Class T share or its agent notifies the

Company or its agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with the Dealer Manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict when this will occur. No selling commissions, dealer manager fees or distribution and servicing fees will be paid on shares under the distribution reinvestment plan.

(4)
Proceeds are calculated before deducting issuer costs other than selling commissions and the dealer manager fee. These issuer costs are expected to consist of, among others, expenses of our organization and offering. See the “Plan of Distribution” section of the prospectus.

Revised Distribution Reinvestment Plan Prices
The following information supplements, and should be read in conjunction with, the sections of our prospectus captioned “Prospectus Summary - Distribution Reinvestment Plan” on page 22 of the prospectus and “Third Amended and Restated Distribution Reinvestment Plan” on page 163 of the prospectus and elsewhere where the context requires:
Commencing on October 1, 2017, shares of our Class A common stock, Class I common stock and Class T common stock issued pursuant to our Third Amended and Restated Distribution Reinvestment Plan, or the DRIP, are issued for $9.18 per Class A share, $9.18 per Class I share and $9.18 per Class T share.
A participant may terminate or modify his or her participation in the DRIP at any time without penalty by delivering a written notice to the administrator. To be effective for any distribution, such termination notice must be received by the administrator at least 10 days prior to the last day of the month to which the distribution relates. Any written notice of termination should be sent by mail to DST Systems, Inc., P.O. Box 219312, Kansas City, MO 64121-9312.
Stockholders who presently participate in the DRIP do not need to take any action to continue their participation in the DRIP.
Revised Share Repurchase Prices
The following information supplements, and should be read in conjunction with, the sections of our prospectus captioned “Prospectus Summary - Second Amended and Restated Share Repurchase Program” beginning on page 23 of the prospectus and “Second Amended and Restated Share Repurchase Program” beginning on page 164 of the prospectus and elsewhere where the context requires.
In accordance with our Second Amended and Restated Share Repurchase Program, or SRP, a stockholder must have beneficially held its Class A shares, Class I shares or Class T shares, as applicable, for at least one year prior to offering them for sale to us through our share repurchase program, unless the Class A shares, Class I shares or Class T shares, as applicable, are being repurchased in connection with a stockholder’s death, Qualifying Disability, or certain other exigent circumstances. The purchase price for shares repurchased under our SRP will be 100.0% of the most recent estimated net asset value of the Class A common stock, Class I common stock or Class T common stock, as applicable (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Therefore, effective with share repurchases on October 1, 2017, the purchase price for shares repurchased under our SRP is $9.18, which is the most recent estimated value of the Class A common stock, Class I common stock or Class T common stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to waive the one-year holding period requirement in the event of the death or Qualifying Disability of a stockholder, other involuntary exigent circumstances such as bankruptcy or a mandatory distribution requirement under a stockholder’s IRA.
For a stockholder’s shares to be eligible for repurchase, we must receive a written repurchase request at least five business days prior to the end of the month in which the stockholder requests a repurchase of his or her shares. As provided under the SRP, we limit the number of shares repurchased during any calendar year to 5.0% of the number of shares of our common stock outstanding as of December 31st of the previous calendar year. In addition, we are authorized to repurchase shares of common stock using proceeds received from the distribution reinvestment plan and other operating funds, if any, as the board of directors, in its sole discretion, may reserve for this purpose.

Reallocation of Shares Under Our Charter
All references to the allocation of shares authorized under our charter are updated as follows:
On June 2, 2017, we filed Articles Supplementary to the Second Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland reclassifying our Class A shares, Class I shares and Class T shares as Class T2 shares. Our charter permits our board of directors to issue up to 500,000,000 shares of common stock, of which 175,000,000 are designated as Class A shares, 75,000,000 are designated as Class I shares, 175,000,000 are designated as Class T shares and 75,000,000 are designated as Class T2 shares, and 100,000,000 shares of preferred stock. We currently do not plan to offer Class T2 shares.
Update Regarding the Distribution and Servicing Fee
On May 26, 2017, we executed the sixth amendment to our dealer manager agreement by and among us, SC Distributors, LLC, our dealer manager, and our advisor to amend certain terms of the distribution and servicing fee payable in connection with Class T shares sold in our primary offering. All references to the distribution and servicing fee are hereby updated accordingly:
With respect to Class T shares sold in the primary offering, we pay the dealer manager a distribution and servicing fee that accrues daily in an amount equal to 1/365th of up to 1.0% of the most recent offering price per Class T share on a continuous basis from year to year, payable out of amounts that otherwise would be distributed to holders of Class T shares; provided, however, that upon the termination of our primary offering, the distribution and servicing fee shall be an amount that accrues daily equal to 1/365th of up to 1.0% of the most recent estimated NAV per Class T share on a continuous basis from year to year. The dealer manager will reallow all of the distribution and servicing fees with respect to Class T shares sold in the primary offering to participating broker-dealers; provided, however, effective June 1, 2017, a participating broker-dealer may give written notice to the dealer manager that it waives all or a portion of the reallowance of the distribution and servicing fee, which waiver shall be irrevocable and will not retroactively apply to Class T shares that were previously sold through such participating broker-dealer. We will cease paying the distribution and servicing fee to the dealer manager on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange; (ii) following the completion of this Offering, the date on which total underwriting compensation in this Offering equals (a) 10% of the gross proceeds from our primary offering less (b) the total amount of distribution and servicing fees waived by participating broker-dealers; (iii) the date on which there are no longer any Class T shares outstanding; (iv) the fourth anniversary of the last day of the fiscal quarter in which our primary offering of this Offering terminates; (v) with respect to a Class T share sold in the primary offering, the date on which a participating broker-dealer receives (a) total underwriting compensation equal to 10% of the gross offering proceeds of such Class T share less (b) the amount of any waived distribution and servicing fees by such participating broker-dealer; or (vi) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict when this will occur. The distribution and servicing fee paid in respect of Class T shares sold in the primary offering is allocated to the Class T shares as a class cost, and, therefore, these fees will impact the amount of distributions payable on all Class T shares, including those issued under our distribution reinvestment plan. We deduct the distribution and servicing fee from amounts that would otherwise be available for distribution to Class T stockholders on a class basis. We will continue to deduct the full amount of the distribution and servicing fee that we would have paid to the dealer manager (which the dealer manager would have reallowed to a participating broker-dealer) from amounts otherwise available for distribution to all Class T stockholders if we cease paying the distribution and servicing fee to the dealer manager because (i) a participating broker-dealer waives its right to receive reallowance of all of the distribution and servicing fees payable with respect to a Class T share or (ii) a Class T stockholder is represented by a new participating broker-dealer that does not enter into a participating broker-dealer agreement with our dealer manager or does not otherwise agree to provide the services set forth in the dealer manager agreement.
Questions and Answers About This Offering
The "Questions and Answers About This Offering — Why are we offering three classes of common stock, and what are the similarities and differences among the classes" section beginning on page 4 of the prospectus is hereby superseded and replaced with the following:
Q: Why are we offering three classes of our common stock, and what are the similarities and differences among the classes?
A: We are offering three classes of our common stock in order to provide investors with more flexibility in making their investment in us and to provide participating broker-dealers more flexibility to facilitate investment in us. Class A and Class T shares are available through brokerage and transaction-based accounts. Class I shares are available for purchase in this offering only (1) through fee-based programs of participating broker-dealers, also known as wrap accounts, that provide access to Class I shares, (2) through registered investment advisers not affiliated with a participating broker-dealer, (3) by endowments, foundations, pension funds and other institutional investors or (4) other categories of investors that we name in an amendment or supplement to this prospectus. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase.
Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval, including election of directors. The differences between each class relate to the fees and selling commissions payable in respect of each class. The following summarizes the differences in fees and selling commissions among the classes of our common stock offered in our primary offering:

	Per Class A Share	Per Class I Share	Per Class T Share
Primary Offering Price	$10.200	$9.273	$9.766
Selling Commissions	7.0%	—	3.0%
Dealer Manager Fee	3.0%	1.0% (1)	3.0%
Distribution and Servicing Fee (3)	—	—	1.0% (2)

(1)
The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment adviser that is not affiliated with a broker dealer. In such event, the per share purchase price of the Class I shares would be $9.18. The dealer manager may reallow all or a portion of such dealer manager fee to participating broker-dealers.

(2)
With respect to Class T shares sold in the primary offering, we will pay our dealer manager a distribution and servicing fee that accrues daily equal to 1/365th of 1.0% of the amount of the most recent purchase price per Class T share on a continuous basis from year to year, payable out of amounts that otherwise would be distributed to holders of Class T shares; provided, however, that upon the termination of our primary offering, the distribution and servicing fee shall be an amount that accrues daily equal to 1/365th of up to 1.0% of the most recent estimated NAV per Class T share on a continuous basis from year to year. We will cease paying distribution and servicing fees with respect to all Class T shares sold in the primary offering (other than pursuant to the DRIP Offering) on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this Offering, total underwriting compensation in this Offering equaling 10.0% of the gross proceeds from the primary offering, (iii) there are no longer any Class T shares outstanding, (iv) the fourth anniversary of the last day of the fiscal quarter in which our primary offering of this Offering terminates, (v) with respect to a Class T share sold in the primary offering, the date on which a participating broker-dealer receives (a) total underwriting compensation equal to 10% of the gross offering proceeds of such Class T share less (b) the amount of any waived distribution and servicing fees by such participating broker-dealer; or (vi) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict the length of time over which we will pay distribution and servicing fees due to a number of factors that are not within our control, such as the pace of fundraising and the portion of shares sold that are Class A and Class I compared to Class T. As of October 24, 2017, we had $1,159,574,000 in gross proceeds remaining for sale in the primary offering. Assuming the remaining $1,159,574,000 in gross proceeds come solely from the sale of Class T shares, the aggregate amount of distribution and servicing fees we may pay is approximately $48,575,000, assuming no distribution and servicing fees are waived. We will not pay selling commissions, dealer manager fees or distribution and servicing fees with respect to shares issued under our DRIP.

(3)
The distribution and servicing fee will be paid with respect to ongoing services provided to our stockholders, which ongoing services may include providing ongoing or regular account or portfolio maintenance for the stockholder, assisting with recordkeeping, responding to investor inquiries regarding distribution payments, providing services to investors related to the share repurchase program, offering to meet with a stockholder to provide overall guidance on the stockholder’s investment in us or to answer questions about the account statement or valuations, and/or providing other similar services as the stockholder may reasonably require in connection with his or her investment. While we expect that the participating broker-dealer of record for a Class A stockholder or Class I stockholder may provide similar services to a Class A stockholder or Class I stockholder, it is under no contractual obligation to do so and we will not pay a distribution and servicing fee for such services.
Class A Shares

•
An upfront selling commission, which is a one-time fee charged at the time of purchase of the shares. The selling commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. Class A shares are available through brokerage and transaction-based accounts. See “Plan of Distribution” for additional information.

•	No distribution and servicing fee.

•
Assuming (i) a constant primary offering price of $10.200 per Class A share; (ii) that shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees; and (iii) that none of the shares purchased are repurchased or otherwise disposed of, we expect that with respect to a one-time $10,000 investment in Class A shares, $700 in selling commissions will be paid at the time of the investment and $300 in dealer manager fees will be paid at the time of investment, for a total of $1,000 in selling commissions and dealer manager fees.

Class I Shares

•	No upfront selling commission and lower dealer manager fee than Class A and Class T shares.

•	No distribution and servicing fee.

•
Class I shares are available for purchase in this offering only (1) through fee-based programs of participating broker-dealers, also known as wrap accounts, that provide access to Class I shares, (2) through registered investment advisers not affiliated with a participating broker-dealer, (3) by endowments, foundations, pension funds and other institutional investors or (4) other categories of investors that we name in an amendment or supplement to this prospectus.

•
Assuming (i) a constant primary offering price of $9.273 per Class I share; (ii) that shares are sold with a 1.0% dealer manager fee (ii) that none of the shares purchased are repurchased or otherwise disposed of, we expect that with respect to a one-time $10,000 investment in Class I shares, $100 in dealer manager fees will be paid by an investor at the time of investment. Please see footnote (1) on page 6 of this prospectus supplement for more information on the dealer manager fees payable in connection with Class I shares.

Class T Shares

•
Lower upfront selling commission than Class A shares. The selling commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. Class T shares are available through brokerage and transaction-based accounts. See “Plan of Distribution” for additional information.

•
Class T shares purchased in the primary offering pay a distribution and servicing fee which will accrue daily in the amount of 1/365th of 1.0% of the amount of the most recent offering price per Class T share on a continuous basis from year to year, payable out of amounts that otherwise would be distributed to holders of Class T shares; provided, however, that upon the termination of our primary offering, the distribution and servicing fee shall be an amount that accrues daily equal to 1/365th of up to 1.0% of the most recent estimated NAV per Class T share on a continuous basis from year to year. Such fee may increase the cost of your investment and may cost you more than paying other types of selling commissions. The distribution and servicing fee paid in respect of Class T shares sold in the primary offering will be allocated to the Class T shares as a class cost, and these fees will impact the amount of distributions payable on all Class T shares, including those issued under our distribution reinvestment plan.

•
Assuming (i) a constant primary offering price of $9.766 per Class T share; (ii) that shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and (iii) that none of such shares purchased are redeemed or otherwise disposed of and that distribution and servicing fees are paid over four years after the last day of the fiscal quarter in which our primary offering terminates, we expect that with respect to a one-time investment of $10,000, $300 in selling commissions will be paid at the time of investment, $300 in dealer manager fees will be paid at the time of investment, and approximately $600 in distribution and servicing fees will be deducted from amounts otherwise distributable to Class T stockholders, assuming that the Class T stockholder purchased the Class T share in the primary offering on January 6, 2016, the date that we sold the first Class T share in the primary offering, and that the distribution and servicing fee is paid through the fourth anniversary of the last day of the fiscal quarter in which our primary offering terminates, which is November 24, 2017 as set by our board of directors. Our board of directors may revise the offering termination date as necessary in its discretion.

The fees and expenses listed above, including the distribution and servicing fee, will be allocated on a class-specific basis. The payments of class-specific expenses are expected to result in different amounts of distributions being paid with respect to each class of shares. Specifically, we will reduce the amount of distributions that would otherwise be authorized on Class T shares to account for the ongoing distribution and servicing fee payable on Class T shares. Therefore, distributions on Class T shares are expected to be lower than distributions on Class A shares and Class I shares because Class T shares are subject to ongoing distribution and servicing fees. In addition, as a result of the allocation of the distribution and servicing fee to the Class T shares as a class, the Class T shares could have a lower NAV per share than Class A shares and Class I shares if distributions on the Class T shares are not adjusted to take account of such fee. See “Description of Securities” and “Plan of Distribution” for a discussion of the differences between our classes of shares.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares, Class I shares, and Class T shares ratably in proportion to their respective NAV for each class until the NAV for each class has been paid. The estimated value per share will be calculated on a company-wide basis, with any adjustments to Class A shares, Class I shares, or Class T shares made subsequent to such company-wide calculation. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. See “Description of Securities” for more details regarding our classes of shares.
Only Class A shares (when Class A shares are purchased through a broker-dealer that sells Class A and Class T shares) and Class T shares (when Class T shares are purchased through a broker-dealer that only sells Class T shares) are available for purchase in this Offering by our executive officers and board of directors and their immediate family members, as well as officers and employees of the advisor and other affiliates of the advisor and their immediate family members and, if approved by our management, joint venture partners, consultants and other service providers. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of common stock you may be eligible to purchase.
Management Compensation Table
The following rows and footnotes supersede and replace the corresponding rows and footnotes in the table contained in the “Prospectus summary — Compensation to Our Advisor and Its Affiliates” section beginning on page 17 of the prospectus and the table contained in the “Management Compensation” table section beginning on page 83 of the prospectus:

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering

Distribution and Servicing Fee – Class T shares – SC Distributors, LLC
With respect to Class T shares sold in our primary offering, we pay the dealer manager a distribution and servicing fee that accrues daily in an amount equal to 1/365th of up to1.0% of the most recent offering price per Class T share on a continuous basis from year to year, payable out of amounts that otherwise would be distributed to holders of Class T shares; provided, however, that upon the termination of our primary offering, the distribution and servicing fee shall be an amount that accrues daily equal to 1/365th of up to 1.0% of the most recent estimated NAV per Class T share on a continuous basis from year to year. The dealer manager will reallow all of the distribution and servicing fee to participating broker-dealers unless, on or after June 1, 2017 and until we cease offering Class T shares in our primary offering, a participating broker-dealer waived its right to receive reallowance of all of the distribution and servicing fee.
We will cease paying the distribution and servicing fee to the dealer manager on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange; (ii) following the completion of this Offering, the date on which total underwriting compensation in this Offering equals (a) 10% of the gross proceeds from our primary offering less (b) the total amount of distribution and servicing fees waived by participating broker-dealers; (iii) the date on which there are no longer any Class T shares outstanding; (iv) the fourth anniversary of the last day of the fiscal quarter in which our primary offering of this Offering terminates; (v) with respect to a Class T share sold in the primary offering, the date on which a participating broker-dealer receives (a) total underwriting compensation equal to 10% of the gross offering proceeds of such Class T share less (b) the amount of any waived distribution and servicing fees by such participating broker-dealer, or (vi) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. We cannot predict when this will occur.
The distribution and servicing fee in connection with Class T shares is payable monthly in arrears. We will not pay a distribution and servicing fee with respect to Class A shares, Class I shares or any shares issued under our distribution reinvestment plan.

Actual amounts depend upon the number of Class T shares sold and, therefore, cannot be determined at this time. We currently estimate that we will pay the distribution and servicing fees up to 6 years, but in no event will our underwriting expenses exceed 10% of our gross offering proceeds. We cannot predict the length of time over which we will pay distribution and servicing fees due to a number of factors that are not within our control, such as the pace of fundraising and the portion of shares sold that are Class A and Class I compared to Class T. As of October 24, 2017, we had $1,159,574,000 in shares remaining for sale in the primary offering. Assuming the remaining $1,159,574,000 in gross proceeds come solely from the sale of Class T shares, the aggregate amount of distribution and servicing fees we may pay is approximately $48,575,000, assuming no distribution and servicing fees are waived.

Organization and Offering Expenses – Carter Validus Advisors II, LLC
We reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, the dealer manager fee, the distribution and servicing fee and the other organization and offering expenses borne by us to exceed 15.0% of the gross offering proceeds of this Offering. We expect that organization and offering expenses (other than selling commissions, dealer manager fees and the distribution and servicing fee) will be approximately 1.90% of the gross offering proceeds.(3)
$42,751,000 if we sell the maximum number of shares in the primary offering and $44,650,000 if we sell the maximum number of shares in the primary offering and in our distribution reinvestment plan.
Acquisition Fees – Carter Validus Advisors II, LLC
We pay to our advisor 2.0% of the contract purchase price of each property or asset acquired and 2.0% of the amount advanced with respect to a mortgage loan. For purposes of this prospectus, “contract purchase price” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a mortgage loan, exclusive of acquisition fees and acquisition expenses.(4)
$42,530,000 (or $85,060,000 assuming that we incur an expected 50.0% leverage as set forth in our investment guidelines).
Acquisition Expenses – Carter Validus Advisors II, LLC
We reimburse our advisor for acquisition expenses incurred in connection with the selection and acquisition of properties or other real estate-related investments (including expenses relating to potential investments that we do not close), such as legal fees and expenses, costs of real estate due diligence, appraisals, non-refundable option payments on property not acquired, travel and communications expenses, accounting fees and expenses and title insurance premiums, whether or not the property was acquired. We expect these expenses will be approximately 0.75% of the purchase price of each property or real estate-related investment.
$15,949,000 (or $31,898,000 assuming that we incur an expected 50.0% leverage as set forth in our investment guidelines).

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering

Operating Expenses – Carter Validus Advisors II, LLC
We reimburse our advisor at the end of each fiscal quarter for operating expenses incurred on our behalf, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (2) (including the asset management fee) in the four immediately preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets or (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, unless our independent directors have determined that such excess expenses are justified, based on unusual and non-recurring factors that they deem sufficient. Operating expenses do not include the property management and leasing fee or construction management fee. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate assets before deducting depreciation, bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which our advisor receives acquisition fees or disposition fees.

We perform the above calculation on a quarterly basis to ensure that the operating expense reimbursements are within these limitations.
Not determinable at this time.
Property Management and Leasing Fees – Carter Validus Real Estate Management Services II, LLC (2)
In connection with the rental, leasing, operation and management of our properties, we pay our property manager and its affiliates aggregate fees equal to 3.0% of gross revenues from the properties managed. We also reimburse the property manager and its affiliates for property-level expenses that any of them pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers. Our property manager and its affiliates may subcontract the performance of their duties to third parties and pay all or a portion of the property management fee to the third parties with whom they contract for these services. If we contract directly with third parties for such services, we will pay them customary market fees and may pay our property manager an oversight fee equal to 1.0% of the gross revenues of the property managed. In no event will we pay our property manager, our advisor or any affiliate both a property management fee and an oversight fee with respect to any particular property. (1)

We also will pay our property manager a separate fee in connection with leasing properties to new tenants or renewals or expansions of existing leases with existing tenants in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area and which is typically less than $1,000.
Not determinable at this time. Because the fees are based on a fixed percentage of gross revenue or market rates, there is no maximum dollar amount of these fees.

Construction Management Fee – Carter Validus Real Estate Management Services II, LLC (2)
For acting as general contractor and/or construction manager to supervise or coordinate projects or to provide major repairs or rehabilitation on our properties, we may pay up to 5.0% of the cost of the projects, repairs and/or rehabilitation, as applicable.
Not determinable at this time. Because the fee is based on a fixed percentage of certain costs, there is no maximum dollar amount of this fee.

(1)
Notwithstanding the foregoing, our advisor and its affiliates may be entitled to receive higher fees if our property manager demonstrates to the satisfaction of a majority of our directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered.

(2)
Property management and leasing fees and construction management fees are not operating expenses and therefore are not subject to the North American Securities Administrators Association, or NASAA, REIT Guidelines' limitations on operating expenses. The construction management fee is considered an acquisition fee pursuant to the NASAA REIT Guidelines and is subject to the NASAA REIT Guidelines' limitations on acquisition fees.

(3)
These organization and offering expenses include, without limitation, all expenses (other than selling commissions and the dealer manager fees and distribution and servicing fees) incurred and to be paid by us in connection with this Offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agents, due diligence expense reimbursements to participating broker-dealers included in a detailed and itemized invoice, and amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. As of June 30, 2017, expenses of 1.03% of the aggregate gross offering proceeds relating to training and education meetings and non-accountable due diligence expenses constituted underwriting compensation. We reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, the dealer manager fee, the distribution and servicing fee and the other organization and offering expenses borne by us to exceed 15% of the gross offering proceeds of this Offering. We also pay a $25.00 fee per subscription agreement to one of our affiliates for reviewing and processing subscription agreements.

(4)
In addition, if during the period ending two years after the close of this Offering, we sell an asset and then reinvest the proceeds from such sale in other assets, we will pay to our advisor 2.0% of the contract purchase price of each property acquired with reinvested proceeds (including our pro rata share of debt attributable to such property) and 2.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that in no event shall the aggregate acquisition fee paid in respect of such sale or reinvestment exceed 6.0% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 6.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment), unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction determine the transaction to be commercially competitive, fair and reasonable to us and approve excess fees.

Compensation, Fees and Reimbursements Incurred to our Advisor and its Affiliates
The section that immediately follows the Management Compensation table beginning on page 83 of the prospectus supplements and should be read in conjunction with the following information:
The following table summarizes the cumulative compensation, fees and reimbursements related to the offering stage during the period reflected below and amounts outstanding during the period reflected below (amounts are rounded):

	Incurred	Outstanding
	As of June 30, 2017	As of June 30, 2017
Offering Stage:
Selling commissions (1)	$51,856,000	$—
Dealer manager fee (2)	27,587,000	—
Distribution and servicing fees (3)	10,672,000	9,475,000
Other offering expenses (4)	15,510,000	627,000
	$105,625,000	$10,102,000

(1)	Our dealer manager re-allowed approximately $51,856,000 of the selling commissions incurred as of June 30, 2017.

(2)	Our dealer manager re-allowed approximately $9,731,000 of the dealer manager fees incurred as of June 30, 2017.

(3)
Our dealer manager re-allowed approximately $1,197,000 of the distribution and servicing fees that were paid as of June 30, 2017. As of June 30, 2017, we had accrued approximately $9,475,000 of distribution and servicing fees, which represents the maximum amount the Company may pay in the future with respect to Class T shares issued in the primary portion of our offering.

(4)
We reimbursed our advisor or its affiliates approximately $14,528,000 in other offering costs as of June 30, 2017, and we paid our advisor or its affiliates $355,000 in other offering costs related to subscription agreements as of June 30, 2017.

The following table summarizes the cumulative compensation, fees and reimbursements related to the operational stage as of the period reflected below (amounts are rounded):

	Incurred	Outstanding
	As of June 30, 2017	As of June 30, 2017
Acquisitions and Operations Stage:
Acquisition fees	$28,790,000	$—
Asset management fees	11,249,000	883,000
Property management and leasing fees and expenses	3,452,000	352,000
Construction management fees	1,157,000	182,000
Operating expenses	3,222,000	397,000
	$47,870,000	$1,814,000
As of June 30, 2017, no commissions or fees were incurred for services provided by our advisor and its affiliates related to the liquidation/listing stage.
Pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended, a “related party transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, or will be, a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.  An immediate family member of a director or an executive officer is considered a “related person” for purposes of Item 404 of Regulation S-K. On May 15, 2017, Carter Validus Advisors II, LLC, our advisor and affiliate, engaged Gael Ragone, who is the daughter of John E. Carter, our chief executive officer and chairman of our board of directors, as Vice President of Product Management of Carter Validus Advisors II, LLC. We will reimburse our advisor for any amounts of Ms. Ragone’s salary that are allocable to us, which may exceed $120,000 during a fiscal year. Our board of directors, including a majority of the independent directors, approved and authorized our reimbursement of Ms. Ragone’s salary to our advisor as being fair and reasonable to us.
Updates to Our Management
As of October 12, 2017, all references to Christof Hammerli, the former Chief Acquisitions Officer of Carter Validus Advisors II, LLC, our advisor, are hereby removed.
Incorporation of Certain Information By Reference
The section entitled “Incorporation of Certain Information By Reference” on page 184 of the prospectus is superseded and replaced in its entirety as follows:
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at our website, www.cvmissioncriticalreit2.com. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus.
The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 16, 2017;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 12, 2017;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 10, 2017;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2017; and

•
Current Reports on Form 8-K and on Form 8-K/A filed with the SEC on January 18, 2017, February 10, 2017, March 6, 2017, March 23, 2017, April 4, 2017, May 5, 2017, May 15, 2017, May 17, 2017, May 30, 2017, June 6, 2017, June 21, 2017, June 22, 2017, July 5, 2017, July 17, 2017, July 21, 2017, August 7, 2017, August 18, 2017, August 22, 2017, August 29, 2017, August 31, 2017, September 15, 2017, September 22, 2017, September 28, 2017, October 3, 2017 and October 10, 2017.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 4890 West Kennedy Blvd., Suite 650, Tampa, Florida 33609, (888) 292-3178, Attn: Investor Services. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.
Updates to our Experts
The following information supersedes and replaces the section entitled "Experts" on page 184 of the prospectus:
EXPERTS

The consolidated financial statements and schedule of Carter Validus Mission Critical REIT II, Inc. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein from Carter Validus Mission Critical REIT II, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The historical summary of gross income and direct operating expenses of the 250 Williams Data Center for the year ended December 31, 2016 have been incorporated by reference herein from Carter Validus Mission Critical REIT II, Inc.'s Current Report on Form 8-K/A filed with the SEC on August 31, 2017, and audited by Frazier & Deeter, LLC, independent auditors, in reliance upon their report incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.The audit report related to the historical summary of gross income and direct operating expenses refers to the fact that the statement was prepared for the purpose of complying with the rules and regulations of the SEC and is not intended to be a complete presentation of revenues and expenses.
Description of Real Estate Investments
The following information replaces in its entirety the first full paragraph and the second full paragraph on page 14 of the “Prospectus Summary—Description of Real Estate Investments” section of the prospectus and on page 108 of the “Investment Objectives, Strategy and Policies—Description of Real Estate Investments” section of the prospectus:
We engage in the acquisition and ownership of quality income-producing commercial real estate with a focus on data centers and healthcare facilities, preferably with long-term creditworthy tenants.
As of October 27, 2017, on a portfolio level, we, through wholly-owned subsidiaries of our operating partnership, owned a combination of the fee simple interest and leasehold interest in 66 properties located in various states, consisting of approximately 4,784,000 gross rentable square feet of commercial space. As of October 27, 2017, our properties that are subject to net leases have a consolidated weighted average yield of 7.85%. As of October 27, 2017, our leases have average annual rent escalations of 2.10%.
The following information replaces in its entirety the first sentence of the first full paragraph on the cover page of the prospectus:
Carter Validus Mission Critical REIT II, Inc. is a Maryland corporation incorporated on January 11, 2013 that intends to invest primarily in quality income-producing commercial real estate, with a focus on the data center and healthcare property sectors, net leased to long-term creditworthy tenants, as well as making other real estate investments that relate to such property types.
Individually Material Real Property Acquisitions
The following information supplements, and should be read in conjunction with, the "Investment Objectives, Strategy and Policies - Description of Real Estate Investments" section beginning on page 108 of the prospectus:
On June 15, 2017, we, through CVOP II, acquired from an unaffiliated third-party seller a combination of fee simple and leasehold interests in a 995,728 gross rentable square foot data center, or the 250 Williams Atlanta Data Center, located in Atlanta, Georgia, which we consider a material property acquisition. We funded the acquisition with (1) a loan in the aggregate principal amount of $116,200,000 from KeyBank National Association, which is secured by the 250 Williams Atlanta Data Center, (2) net proceeds from our Offering and (3) proceeds from our secured credit facility.
The following information replaces in its entirety the table beginning on page 108 contained in the “Investment Objectives, Strategy and Policies—Description of Real Estate Investments” section of the prospectus:
The following table summarizes our material real estate property as of October 27, 2017:

Property Description*	Date Acquired	Year Constructed	Contract Purchase Price (1)	Property Taxes		Fees Paid to Sponsor (2)	Total Rentable Square Feet	Physical Occupancy	Location	MSA(3)
250 Williams Atlanta Data Center	06/15/2017	1989 (4)	$166,000,000	$2,034,000	(5)	$3,320,000	995,728	88.3%	Atlanta, GA	Atlanta - Sandy Springs - Roswell, GA

(1)	Contract purchase price excludes acquisition fees and costs.

(2)
Fees paid to the sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager, including our affiliated property manager. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 83 of the prospectus.

(3)	Our property is located in one metropolitan statistical area, or MSA, and as such may compete with other facilities for tenants if the current leases are not renewed.

(4)	The 250 Williams Atlanta Data Center was renovated in 2007.

(5)	Represents the real estate taxes for 2016.

*     We believe the property is suitable for its present and intended purposes and adequately covered by insurance.
Tenant Lease Terms
The following information replaces in its entirety the table on page 113 contained in the “Investment Objectives, Strategy and Policies–Tenant Lease Terms” section of the prospectus:

Property Description	Major Tenants (1)	Total Square Feet Leased	% of Total Square Feet Leased	Number of Renewal Options (2)	Annual Base Rent at Acquisition		Annual Base Rent Per Square Foot at Acquisition	Lease Expiration
250 Williams Atlanta Data Center	American Cancer Society, Inc. (3)	273,707	27.49%	2/5 yr. or 1/10 yr.	$4,789,872	(7)	$17.50	06/30/2022
		2,964	0.30%	None	$41,869	(8)	$14.13	11/30/2018
250 Williams Atlanta Data Center	U.S. South Communications, Inc. (4)	195,805	19.66%	2/5 yr.	$3,853,276	(9)	$19.68	12/31/2021
250 Williams Atlanta Data Center	Internap Network Services Corporation (5)	131,976	13.25%	1/5 yr.	$3,705,686	(10)	$28.08	04/30/2020
250 Williams Atlanta Data Center	Georgia Lottery Corporation (6)	102,568	10.30%	1/10 yr.	$2,006,366	(11)	$19.56	06/30/2023

(1)	Major tenants include those that occupy greater than 10% of the rentable square feet of their respective property. We believe each of these tenants is creditworthy.

(2)	Represents the number of option renewal period/term of each option.

(3)
The tenant entered into a modified gross lease pursuant to which the tenant is required to pay its pro rata share of operating expenses as defined in the lease. We are responsible for the roof, foundation, all structural portions of the building, the building mechanical, electrical, plumbing and HVAC systems, the parking facilities, the common areas, the landscaped areas, the base building life safety systems and exterior surface of the building.

(4)
The tenant entered into a modified gross lease pursuant to which the tenant is required to pay its pro rata share of operating expenses as defined in the lease. We are responsible for the building, the parking facilities, the public areas and the landscaped areas.

(5)
The tenant entered into a modified gross lease pursuant to which the tenant is required to pay its pro rata share of operating expenses as defined in the lease. We are responsible for the roof, structural portions of the exterior and interior of the building, the base building systems, including base building mechanical, electrical, plumbing, vertical transportation, and life safety systems, and the landscaped areas.

(6)
The tenant entered into a modified gross lease pursuant to which the tenant is required to pay its pro rata share of operating expenses as defined in the lease. We are responsible to maintain in good order and repair the building, including the roof and structural portions of the exterior and interior of the building, and the building systems.

(7)	The annual base rent under the lease increased by $2.25 per leased square foot on July 1, 2017 and no escalations thereafter.

(8)	The annual base rent under the lease increases by approximately 3.0% of the then-current annual base rent.

(9)
The annual base rent associated with 191,709 leased square feet increases by 2.0% of the then-current annual base rent, and the annual base rent associated with 4,096 leased square feet has no rental escalations.

(10)
The annual base rent associated with 110,797 leased square feet increases by an amount equal to 15 times the percentage increase in the Consumer Price Index of the then-current annual base rent, provided that in no event shall the annual base rent be less than the prior year, and in no event greater than the amounts provided in the lease. The annual base rent associated with 18,822 leased square feet increases by approximately 2.5% of the then-current annual base rent, and the annual base rent associated with 2,357 leased square feet increases by approximately 3.0% of the then-current annual base rent.

(11)
The annual base rent associated with 95,905 leased square feet increases by $2.00 per leased square foot on both July 1, 2017 and July 1, 2021 of the then-current annual base rent. The annual base rent associated with 5,900 leased square feet increased by approximately $0.45 per leased square foot on October 1, 2017 and by one cent per leased square foot each year thereafter. The annual base rent associated with 763 leased square feet increased by $2.35 per leased square foot on July 1, 2017 and $2.36 per leased square foot on July 1, 2021.

The following is a schedule of historical five year occupancy and average effective rent per square foot for the 250 Williams Atlanta Data Center:

Year	Occupancy Rate	Average Effective Rent Per Square Foot
2012	82.3%	$18.74
2013	82.6%	$19.58
2014	85.2%	$19.16
2015	86.6%	$19.98
2016	87.0%	$20.37
Depreciable Tax Basis
The following information replaces in its entirety the table on page 113 contained in the“Investment Objectives, Strategy and Policies—Depreciable Tax Basis” section of the prospectus:

Property Description	Depreciable Tax Basis
250 Williams Atlanta Data Center	$149,429,000

Placement of Material Debt on Certain Real Property
The following information supplements, and should be read in conjunction with, the "Investment Objectives, Strategy and Policies - Description of Real Estate Investments" section beginning on page 108 of the prospectus:
As of October 27, 2017, we had the following material note payable in connection with one property:

Property Description	Lender	Loan Balance (1)		Interest Rate (2)	Loan Date
250 Williams Atlanta Data Center	KeyBank National Association	$116,200,000	(3)	3.99%	06/15/2017 - 07/01/2027

(1)	Principal balance outstanding on the loan is as of the loan origination date.

(2)	Represents the fixed interest rate per annum.

(3)
The material terms of the Loan Agreement provide for the following: (i) a fixed interest rate of 3.99%; (ii) a default interest rate equal to the lesser of (x) the maximum legal rate, as defined in the Loan Agreement or (y) 5.0% above the interest rate; (iii) a maturity date of July 1, 2027; and (iv) prepayment is generally prohibited, except for certain limited circumstances as stated in the Loan Agreement. The Loan Agreement also contains a requirement to escrow certain funds for capital reserves, taxes, insurance and replacement reserve costs. Subject to certain exceptions, the loan is nonrecourse as to DCII-250 Williams , a wholly-owned subsidiary of CVOP II, and CVOP II, but both entities are liable jointly and severally for customary non-recourse carve-outs. The Loan Agreement also contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type, including limitations on the incurrence of debt by DCII-250 Williams.

Individually Immaterial Real Property Acquisitions
The following information replaces in its entirety the first sentence of the first full paragraph on page 109 of the “Investment Objectives, Strategy and Policies—Description of Real Estate Investments” section of the prospectus:
As of October 27, 2017, we purchased, since inception, 65 individually immaterial properties for an aggregate contract purchase price of approximately $1,272,502,000 plus closing costs, with total annualized base rent at acquisition of approximately $87,298,000.
The following table replaces in its entirety the table beginning on page 109 contained in the “Investment Objectives, Strategy and Policies—Description of Real Estate Investments” section of the prospectus:
The following tables summarizes the 65 individually immaterial properties acquired since July 31, 2014 in order of acquisition date:

Property Description*	Location	MSA/µSA (1)	Date Acquired	Contract Purchase Price (2)	Property Taxes (3)	Fees Paid to Sponsor (4)	Major Tenants (5)	Total Rentable Square Feet	% of Total Rentable Square Feet Leased to Major Tenants	% of Total Rentable Square Feet Leased	Lease Expiration for Major Tenants
Cy Fair Surgical Center	Houston, TX	Houston-The Woodlands-Sugar Land, TX	07/31/2014	$4,450,000	$68,776	$89,000	Cy Fair Surgery Center, LTD.	13,645	100.00%	100.00%	07/31/2025
Mercy Healthcare Facility	Cincinnati, OH	Cincinnati, OH-KY-IN	10/29/2014	4,100,000	100,718	82,000	Mercy Health Physicians Cincinnati, LLC	14,868	100.00%	100.00%	05/31/2024
Winston-Salem, NC IMF	Winston-Salem, NC	Winston-Salem, NC	12/17/2014	6,254,000	46,713	125,080	Piedmont Ear, Nose and Throat Associates, P.A.	22,200	100.00%	100.00%	12/31/2024
New England Sinai Medical Center	Stoughton, MA	Boston-Cambridge- Newton, MA-NH	12/23/2014	23,398,094	360,823	526,400	New England Sinai Hospital, A Steward Family Hospital, Inc.	180,744	100.00%	100.00%	12/31/2029
Baylor Surgical Hospital at Fort Worth	Fort Worth, TX	Dallas-Fort Worth-Arlington, TX	12/31/2014	48,210,548	793,508	964,211	Fort Worth Surgicare Partners, Ltd.	83,464	100.00%	100.00%	10/31/2031
Baylor Surgical Hospital Integrated Medical Facility	Fort Worth, TX	Dallas-Fort Worth-Arlington, TX	12/31/2014	2,340,000	23,149	46,800	Fort Worth Surgicare Partners, Ltd.	8,268	50.00%	87.31%	09/30/2019
							THVG Bariatric, LLC		37.31%		04/30/2022
Winter Haven Healthcare Facility	Winter Haven, FL	Lakeland-Winter Haven, FL	01/27/2015	3,803,640	24,613	76,073	Central Polk, LLC	7,560	100.00%	100.00%	06/30/2029
Heartland Rehabilitation Hospital	Overland Park, KS	Kansas City, MO-KS	02/17/2015	24,579,302	365,531	491,586	Heartland Rehabilitation Hospital, LLC	54,568	100.00%	100.00%	12/31/2034
Indianapolis Data Center	Indianapolis, IN	Indianapolis-Carmel-Anderson, IN	04/01/2015	7,500,000	62,959	150,000	Online Tech, LLC	43,724	100.00%	100.00%	03/31/2030
Clarion IMF	Clarion, PA	Pittsburgh, PA	06/01/2015	6,920,000	(6)	138,400	The Primary Health Network	33,000	100.00%	100.00%	10/31/2027

Property Description*	Location	MSA/µSA (1)	Date Acquired	Contract Purchase Price (2)	Property Taxes (3)	Fees Paid to Sponsor (4)	Major Tenants (5)	Total Rentable Square Feet	% of Total Rentable Square Feet Leased to Major Tenants	% of Total Rentable Square Feet Leased	Lease Expiration for Major Tenants
Post Acute Webster Rehabilitation Hospital	Webster, TX	Houston-The Woodlands-Sugar Land, TX	06/05/2015	25,719,927	111,071	514,399	Clear Lake Institute for Rehabilitation, LLC	53,514	100.00%	100.00%	05/06/2035
Eagan Data Center	Eagan, MN	St. Cloud, MN	06/29/2015	5,800,000	126,308	116,000	DataBank Holdings, LTD.	87,402	100.00%	100.00%	09/30/2029
Houston Surgical Hospital and LTACH	Houston, TX	Houston-The Woodlands-Sugar Land, TX	06/30/2015	49,250,000	551,053	985,000	Victory Medical Center Houston, LP	102,369	55.54%	100.00%	10/31/2035
							CHG Cornerstone Hospital of South Houston, LP		36.42%		09/30/2022
KMO IMF - Cincinnati I	Cincinnati, OH	Cincinnati, OH-KY-IN	07/22/2015	29,696,445	566,118	593,929	The Christ Hospital	139,428	90.39%	100.00%	12/31/2025
KMO IMF - Cincinnati II	Cincinnati, OH	Cincinnati, OH-KY-IN	07/22/2015	12,548,760	225,232	250,975	UC Health	41,600	100.00%	100.00%	08/31/2029
KMO IMF - Florence	Florence, KY	Cincinnati, OH-KY-IN	07/22/2015	12,067,438	144,326	241,349	UC Health	41,600	100.00%	100.00%	09/30/2029
KMO IMF - Augusta	Augusta, ME	Augusta-Waterville, ME (µSA)	07/22/2015	18,029,143	207,067	360,583	MaineGeneral Medical Center	51,000	100.00%	100.00%	04/30/2029
KMO IMF - Oakland	Oakland, ME	Augusta-Waterville, ME (µSA)	07/22/2015	6,743,633	55,556	134,873	MaineGeneral Medical Center	20,000	100.00%	100.00%	05/31/2029
Reading Surgical Hospital	Wyomissing, PA	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	07/24/2015	24,990,000	190,396	499,800	Surgical Institute of Reading, LP	33,217	100.00%	100.00%	07/31/2030
Post Acute Warm Springs Specialty Hospital of Luling	Luling, TX	Austin-Round Rock, TX	07/30/2015	9,675,000	93,375	193,500	Post Acute Medical at Luling, LLC	40,901	100.00%	100.00%	07/31/2030
Minnetonka Data Center	Minnetonka, MN	Minneapolis-St. Paul-Bloomington, MN-WI	08/28/2015	19,900,000	320,770	398,000	tw telecom of minnesota llc	135,240	78.43%	100.00%	06/30/2024
							Uroplasty, LLC		13.50%		06/30/2019
Nebraska Healthcare Facility	Omaha, NE	Omaha-Council Bluffs, NE-IA	10/14/2015	13,011,247	184,511	260,225	SNF Omaha Operating Company, LLC	40,402	100.00%	100.00%	04/30/2036
Heritage Park - Sherman I	Sherman, TX	Sherman-Denison, TX	11/20/2015	30,040,000	787,212	600,800	Heritage Park Surgical Hospital, LLC	57,576	100.00%	100.00%	05/31/2030
Heritage Park - Sherman II	Sherman, TX	Sherman-Denison, TX	11/20/2015	3,900,000	41,432	78,000	Heritage Park Surgical Hospital, LLC	8,055	100.00%	100.00%	05/31/2030
Baylor Surgery Center at Fort Worth	Fort Worth, TX	Dallas-Fort Worth-Arlington, TX	12/23/2015	14,382,550	225,756	287,651	Physicians Surgical Center of Fort Worth, LLP	36,800	91.46%	100.00%	11/30/2025

Property Description*	Location	MSA/µSA (1)	Date Acquired	Contract Purchase Price (2)		Property Taxes (3)	Fees Paid to Sponsor (4)		Major Tenants (5)	Total Rentable Square Feet		% of Total Rentable Square Feet Leased to Major Tenants	% of Total Rentable Square Feet Leased	Lease Expiration for Major Tenants
HPI - Oklahoma City I	Oklahoma City, OK	Oklahoma City, OK	12/29/2015	34,692,226		320,955	693,844		Community Hospital, LLC	94,076		100.00%	100.00%	12/31/2030
HPI - Oklahoma City II	Oklahoma City, OK	Oklahoma City, OK	12/29/2015	10,325,779		151,100	206,516		Healthcare Partners Investments, LLC	41,394		100.00%	100.00%	12/31/2030
Waco Data Center	Waco, TX	Waco, TX	12/30/2015	10,700,000		223,633	214,000		CVMS Waco Data Partners, LLC	43,596		100.00%	100.00%	12/31/2035
HPI - Edmond	Edmond, OK	Oklahoma City, OK	01/20/2016	4,400,000		28,627	88,000		Healthcare Partners Investments, LLC	17,700		100.00%	100.00%	01/31/2031
HPI - Oklahoma City III	Oklahoma City, OK	Oklahoma City, OK	01/27/2016	3,000,000		16,669	60,000		Kim King, D.O., PLLC	8,762		100.00%	100.00%	01/31/2026
HPI - Oklahoma City IV	Oklahoma City, OK	Oklahoma City, OK	01/27/2016	1,700,000		11,275	34,000		Healthcare Partners Investments, LLC	5,000		100.00%	100.00%	01/31/2031
Alpharetta Data Center III	Alpharetta, GA	Atlanta-Sandy Springs-Roswell, GA	02/02/2016	15,750,000		178,285	315,000		Sungard Availability Services, LP	77,322		100.00%	100.00%	11/30/2019
Flint Data Center	Flint, MI	Flint, MI	02/02/2016	8,500,000		25,826	170,000		Online Tech, LLC	32,500		100.00%	100.00%	02/28/2031
HPI - Newcastle	Newcastle, OK	Oklahoma, OK	02/03/2016	1,750,000		12,778	35,000		Healthcare Partners Investments, LLC	7,424		100.00%	100.00%	02/28/2031
HPI - Oklahoma City V	Oklahoma City, OK	Oklahoma City, OK	02/11/2016	15,000,000		91,471	300,000		Darryl D. Robinson, M.D., P.C. and Michael Sean O'Brien, D.O., P.C.	43,676		100.00%	100.00%	02/28/2026
Vibra Rehabilitation Hospital	Rancho Mirage, CA	Riverside-San Bernardino-Ontario, CA	03/01/2016	9,466,287	(7)	64,100	741,876	(7)	Vibra Rehabilitation Hospital of Rancho, LLC	40,688	(8)	(9)	(9)	(9)
HPI - Oklahoma City VI	Oklahoma City, OK	Oklahoma City, OK	03/07/2016	5,050,000		35,090	101,000		Michael H. Wright, M.D., P.C.	14,676		100.00%	100.00%	03/31/2026
Tennessee Data Center	Franklin, TN	Nashville-Davidson-Murfreesboro-Franklin, TN	03/31/2016	19,400,000		52,471	388,000		Peak 10 Rentech, LLC	71,726		100.00%	100.00%	11/30/2031
HPI - Oklahoma City VII	Oklahoma City, OK	Oklahoma City, OK	06/22/2016	40,581,916		20,658	811,638		Community Hospital, LLC	102,978		100.00%	100.00%	06/30/2031
Post Acute Las Vegas Rehabilitation Hospital	Las Vegas, NV	Las Vegas-Henderson-Paradise, NV	06/24/2016	2,613,600	(10)	31,792	481,052	(10)	PAM Squared at Las Vegas, LLC	56,220	(11)	(12)	(12)	(12)

Property Description*	Location	MSA/µSA (1)	Date Acquired	Contract Purchase Price (2)	Property Taxes (3)	Fees Paid to Sponsor (4)	Major Tenants (5)	Total Rentable Square Feet	% of Total Rentable Square Feet Leased to Major Tenants	% of Total Rentable Square Feet Leased	Lease Expiration for Major Tenants
Somerset Data Center	Somerset, NJ	New York-Newark-Jersey City, NY-NJ-PA	06/29/2016	12,375,000	180,322	247,500	Datapipe, Inc.	36,114	100.00%	100.00%	07/05/2028
Integris Lakeside Women's Hospital	Oklahoma City, OK	Oklahoma City, OK	06/30/2016	19,840,000	126,533	396,800	Lakeside Women's Hospital, LLC	62,857	100.00%	100.00%	12/31/2027
AT&T Hawthorne Data Center	Hawthorne, CA	Los Angeles-Long Beach-Anaheim, CA	09/27/2016	79,500,000	648,020	1,590,000	AT&T Corporation	288,000	100.00%	100.00%	05/31/2026
McLean I	McLean, VA	Washington-Arlington-Alexandria, DC-VA-MD-WV	10/17/2016	39,000,000	278,618	780,000	Level 3 Communications, LLC	69,329	94.90%	94.90%	04/30/2033
McLean II	McLean, VA	Washington-Arlington-Alexandria, DC-VA-MD-WV	10/17/2016	46,000,000	532,335	920,000	PAETEC Communications, Inc.	62,002	100.00%	100.00%	03/31/2024
Select Medical Rehabilitation Facility	Marlton, NJ	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	11/01/2016	63,580,000	264,847	1,271,600	Kessler Institute for Rehabilitation, Inc.	89,000	100.00%	100.00%	10/31/2031
Andover Data Center II	Andover, MA	Boston-Cambridge-Newton, MA-NH	11/08/2016	37,000,000	390,627	740,000	NaviSite, LLC	153,000	64.89%	100.00%	01/31/2029
							WSI Corporation		35.11%		11/30/2018
Grand Rapids Healthcare Facility	Grand Rapids, MI	Grand Rapids-Wyoming, MI	12/07/2016	43,500,000	449,869	870,000	Grand Rapids Women's Health, P.C.	106,807	27.53%	92.68%	06/30/2018 - 07/31/2026
							Metropolitan Hospital		25.94%
							Orthopaedic Associates of Grand Rapids, P.C.		10.98%
							Spectrum Health Hospitals		10.82%
Corpus Christi Surgery Center	Corpus Christi, TX	Corpus Christi, TX	12/22/2016	6,350,000	47,700	127,000	Shoreline Surgery Center, LLP	25,102	61.31%	100.00%	12/31/2026
							Abdominal Specialists of South Texas, LLP		38.69%		08/31/2026
Chicago Data Center II	Downers Grove, IL	Chicago-Naperville-Elgin, IL-IN-WI	12/28/2016	33,100,000	186,960	662,000	Ensono, LP	115,352	100.00%	100.00%	02/28/2030
Blythewood Data Center	Blythewood, SC	Columbia, SC	12/29/2016	19,245,000	179,372	384,900	Atos IT Solutions and Services, Inc.	64,637	100.00%	100.00%	12/31/2030

Property Description*	Location	MSA/µSA (1)	Date Acquired	Contract Purchase Price (2)	Property Taxes (3)	Fees Paid to Sponsor (4)	Major Tenants (5)	Total Rentable Square Feet	% of Total Rentable Square Feet Leased to Major Tenants	% of Total Rentable Square Feet Leased	Lease Expiration for Major Tenants
Tempe Data Center	Tempe, AZ	Phoenix-Mesa-Scottsdale, AZ	01/26/2017	16,400,000	52,920	328,000	T-Mobile West, LLC	44,244	100.00%	100.00%	07/31/2027
Aurora Healthcare Facility	Aurora, IL	Chicago-Naperville-Elgin, IL-IN-WI	03/30/2017	11,250,000	88,977	225,000	Copley Memorial Hospital, Inc.	24,722	100.00%	100.00%	09/30/2026
Norwalk Data Center	Norwalk, CT	Bridgeport-Stamford-Norwalk, CT	03/30/2017	57,000,000	507,693	1,140,000	Cervalis, LLC	167,691	100.00%	100.00%	03/31/2035
Texas Rehab - Austin	Austin, TX	Austin-Round Rock, TX	03/31/2017	36,167,000	345,672	723,340	HealthSouth Rehabilitation Hospital of South Austin, LLC	66,095	100.00%	100.00%	04/30/2032
Texas Rehab - Allen	Allen, TX	Dallas-Fort Worth-Arlington, TX	03/31/2017	23,167,000	175,890	463,340	Post Acute Medical at Allen, LLC	42,627	100.00%	100.00%	04/30/2033
Texas Rehab - Beaumont	Beaumont, TX	Beaumont-Port Arthur, TX	03/31/2017	10,166,000	104,756	203,320	PAM Squared at Beaumont, LLC	61,000	100.00%	100.00%	05/31/2036
Charlotte Data Center II	Charlotte, NC	Charlotte-Concord-Gastonia, NC-SC	05/15/2017	16,112,000	57,271	322,240	Atos IT Solutions and Services, Inc.	52,924	100.00%	100.00%	05/31/2031
Sunnyvale Data Center	Sunnyvale, CA	San Jose-Sunnyvale-Santa Clara, CA	06/28/2017	36,800,000	626,505	736,000	Qwest Communications International, Inc.	76,573	100.00%	100.00%	09/30/2026
Texas Rehab - San Antonio	San Antonio, TX	San Antonio-New Braunfels, TX	06/29/2017	14,500,000	131,205	290,000	Post Acute Medical at San Antonio, LLC	44,746	100.00%	100.00%	01/31/2027
Cincinnati Data Center	Cincinnati, OH	Cincinnati, OH-KY-IN	06/30/2017	10,260,000	221,667	205,200	General Electric Company	69,826	100.00%	100.00%	06/30/2027
Silverdale Healthcare Facility	Silverdale, WA	Bremerton-Silverdale, WA	08/25/2017	9,600,000	88,293	192,000	Surgery Center of Silverdale, LLC	26,127	41.92%	100.00%	07/30/2026
							Retina Center Northwest, PLLC		24.93%		08/24/2029
							Jason C. Cheung, MD, PS		11.58%		08/24/2029
							Eric A. Cole, MD, PS		11.42%		08/24/2029
							Seattle Children's Hospital		10.15%		09/30/2021
Silverdale Healthcare Facility II	Silverdale, WA	Bremerton-Silverdale, WA	09/20/2017	6,950,000	69,582	139,000	Franciscan Medical Group	19,184	100.00%	100.00%	06/30/2026
King of Prussia Data Center	King of Prussia, PA	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	09/28/2017	19,200,000	43,949	384,000	MCImetro Access Transmission Services, LLC	50,000	100.00%	100.00%	09/30/2027

Property Description*	Location	MSA/µSA (1)	Date Acquired	Contract Purchase Price (2)	Property Taxes (3)	Fees Paid to Sponsor (4)	Major Tenants (5)	Total Rentable Square Feet	% of Total Rentable Square Feet Leased to Major Tenants	% of Total Rentable Square Feet Leased	Lease Expiration for Major Tenants
Tempe Data Center II	Tempe, AZ	Phoenix-Mesa-Scottsdale, AZ	09/29/2017	15,200,000	(6)	304,000	Wipro Data Center and Cloud Services, Inc.	58,560	100.00%	100.00%	12/31/2025
				$1,272,501,535	$12,741,286	$26,489,800		3,885,402

(1)	Our properties are located in the MSAs of their respective cities and as such may compete with other facilities for tenants if the current leases are not renewed.

(2)	Contract purchase price excludes acquisition fees and costs.

(3)	Represents real estate taxes for 2016.

(4)
Fees paid to the sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager, including our affiliated property manager. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned "Management Compensation" beginning on page 83 of the prospectus.

(5)	Major tenants include those tenants who occupy greater than 10% of the rentable square feet of their respective property. We believe each of these tenants is creditworthy.

(6)	The property qualified and was approved for property tax abatement in 2016.

(7)
Construction costs for the Vibra Rehabilitation Hospital were budgeted at $27.6 million at acquisition. The fees paid to sponsor were based on the total estimated cost of the property, including budgeted future construction costs.

(8)	Represents the total estimated square feet of the Vibra Rehabilitation Hospital after construction is completed.

(9)
The lease with Vibra Rehabilitation Hospital of Rancho, LLC was entered into as of March 1, 2016 and occupancy will commence upon the earlier of the date of issuance of the certificate of occupancy or January 1, 2018. The lease expiration date is 16 years from the lease commencement date.

(10)
Construction costs for the Post Acute Las Vegas Rehabilitation Hospital were budgeted at $18.5 million at acquisition. The fees paid to the sponsor were based on the total estimated cost of the property, including budgeted future construction costs.

(11)	Represents the total estimated square feet of the Post Acute Las Vegas Rehabilitation Hospital after construction is completed.

(12)
The lease with PAM Squared at Las Vegas, LLC was entered into on June 24, 2016, and occupancy will commence upon the completion of construction in accordance with the terms of the lease agreement. The lease expiration date is 20 years from the lease commencement date.

Tenant Lease Expirations of Acquired Real Properties
The following information replaces in its entirety the table on page 116 contained in the“Investment Objectives, Strategy and Policies–Tenant Lease Expirations” section of the prospectus:
The following is a schedule of lease expirations of acquired real properties for each of the next ten years and thereafter:

Year	Number of Leases Expiring	Total Square Footage Expiring	Annualized Contractual Base Rent (in thousands) (1)	% of Annual Base Rentals
2017	1	2,026	$11	0.01%
2018	7	81,046	1,387	1.30%
2019	7	104,638	1,627	1.52%
2020	6	167,683	4,545	4.26%
2021	2	198,459	3,949	3.70%
2022	5	321,705	5,595	5.24%
2023	7	152,732	3,031	2.84%
2024	7	254,273	6,617	6.20%
2025	6	269,738	5,057	4.74%
2026	12	538,168	11,918	11.17%
Thereafter	48	2,564,365	62,986	59.02%
	108	4,654,833	$106,723	100.00%

(1)
Annualized contractual base rent is based on contractual base rent from leases in effect as June 30, 2017. For properties which were acquired subsequent to June 30, 2017, annualized contractual base rent is based on contractual base rent in effect as of the date of acquisition.

Property Statistics
The following table replaces in its entirety the table beginning on page 111 of the “Investment Objectives, Strategy and Policies – Property Statistics” section of the prospectus:
The following table shows the property diversification of our real estate portfolio as of October 27, 2017:

Property	MSA/µSA	Segment	Date Acquired	Year Constructed	Year Renovated	Physical Occupancy	Gross Leased Area (Sq Ft)	Encumbrances (in thousands) (9)
Cy Fair Surgical Center	Houston-The Woodlands-Sugar Land, TX	Healthcare	07/31/2014	1993	N/A	100.00%	13,645	(1)
Mercy Healthcare Facility	Cincinnati, OH-KY-IN	Healthcare	10/29/2014	2001	N/A	100.00%	14,868	(1)
Winston-Salem, NC IMF	Winston-Salem, NC	Healthcare	12/17/2014	2004	N/A	100.00%	22,200	(1)
New England Sinai Medical Center(2)	Boston-Cambridge- Newton, MA-NH	Healthcare	12/23/2014	1967/1973	1997	100.00%	180,744	(1)
Baylor Surgical Hospital at Fort Worth	Dallas-Fort Worth-Arlington, TX	Healthcare	12/31/2014	2014	N/A	100.00%	83,464	(1)
Baylor Surgical Hospital Integrated Medical Facility	Dallas-Fort Worth-Arlington, TX	Healthcare	12/31/2014	2014	N/A	87.31%	7,219	(1)
Winter Haven Healthcare Facility	Lakeland-Winter Haven, FL	Healthcare	01/27/2015	2009	N/A	100.00%	7,560	—
Heartland Rehabilitation Hospital	Kansas City, MO-KS	Healthcare	02/17/2015	2014	N/A	100.00%	54,568	(1)
Indianapolis Data Center	Indianapolis-Carmel-Anderson, IN	Data Center	04/01/2015	2000	2014	100.00%	43,724	(1)
Clarion IMF	Pittsburgh, PA	Healthcare	06/01/2015	2012	N/A	100.00%	33,000	(1)
Post Acute Webster Rehabilitation Hospital	Houston-The Woodlands-Sugar Land, TX	Healthcare	06/05/2015	2015	N/A	100.00%	53,514	(1)
Eagan Data Center	St. Cloud, MN	Data Center	06/29/2015	1998	2015	100.00%	87,402	(1)
Houston Surgical Hospital and LTACH	Houston-The Woodlands-Sugar Land, TX	Healthcare	06/30/2015	1950	2005/2008	100.00%	102,369	(1)
Kentucky Maine Ohio IMF Portfolio	(3)	Healthcare	07/22/2015	(3)	(3)	100.00%	293,628	(1)
Reading Surgical Hospital	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Healthcare	07/24/2015	2007	N/A	100.00%	33,217	(1)
Post Acute Warm Springs Specialty Hospital of Luling	Austin-Round Rock, TX	Healthcare	07/30/2015	2002	N/A	100.00%	40,901	(1)
Minnetonka Data Center	Minneapolis-St. Paul-Bloomington, MN-WI	Data Center	08/28/2015	1985	N/A	100.00%	135,240	(1)
Nebraska Healthcare Facility	Omaha-Council Bluffs, NE-IA	Healthcare	10/14/2015	2014	N/A	100.00%	40,402	(1)
Heritage Park Portfolio	Sherman-Denison, TX	Healthcare	11/20/2015	(4)	(4)	100.00%	65,631	(1)
Baylor Surgery Center at Fort Worth	Dallas-Fort Worth-Arlington, TX	Healthcare	12/23/2015	1998	2007/2015	100.00%	36,800	(1)
HPI Portfolio	Oklahoma City, OK	Healthcare	(5)	(5)	(5)	100.00%	335,686	47,500 (5)
Waco Data Center	Waco, TX	Data Center	12/30/2015	1956	2009	100.00%	43,596	(1)
Alpharetta Data Center III	Atlanta-Sandy Springs-Roswell, GA	Data Center	02/02/2016	1999	N/A	100.00%	77,322	—
Flint Data Center	Flint, MI	Data Center	02/02/2016	1987	N/A	100.00%	32,500	(1)
Vibra Rehabilitation Hospital	Riverside-San Bernardino-Ontario, CA	Healthcare	03/01/2016	(6)	N/A	—	—	—
Tennessee Data Center	Nashville-Davidson-Murfreesboro-Franklin, TN	Data Center	03/31/2016	2015	N/A	100.00%	71,726	(1)

Property	MSA/µSA	Segment	Date Acquired	Year Constructed	Year Renovated	Physical Occupancy	Gross Leased Area (Sq Ft)	Encumbrances (in thousands) (9)
Post Acute Las Vegas Rehabilitation Hospital	Las Vegas-Henderson-Paradise, NV	Healthcare	06/24/2016	(7)	N/A	—	—	—
Somerset Data Center	New York-Newark-Jersey City, NY-NJ-PA	Data Center	06/29/2016	1973	2006	100.00%	36,114	(1)
Integris Lakeside Women's Hospital	Oklahoma City, OK	Healthcare	06/30/2016	1997	2008	100.00%	62,857	(1)
AT&T Hawthorne Data Center	Los Angeles-Long Beach-Anaheim, CA	Data Center	09/27/2016	1963	1983/2001	100.00%	288,000	39,749
McLean Data Center Portfolio	Washington-Arlington-Alexandria, DC-VA-MD-WV	Data Center	10/17/2016	(8)	(8)	97.31%	127,796	51,000
Select Medical Rehabilitation Facility	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Healthcare	11/01/2016	1995	N/A	100.00%	89,000	31,790
Andover Data Center II	Boston-Cambridge-Newton, MA-NH	Data Center	11/08/2016	2000	N/A	100.00%	153,000	(1)
Grand Rapids Healthcare Facility	Grand Rapids-Wyoming, MI	Healthcare	12/07/2016	2008	N/A	92.68%	98,992	30,450
Corpus Christi Surgery Center	Corpus Christi, TX	Healthcare	12/22/2016	1992	N/A	100.00%	25,102	—
Chicago Data Center II	Chicago-Naperville-Elgin, IL-IN-WI	Data Center	12/28/2016	1987	2016	100.00%	115,352	(1)
Blythewood Data Center	Columbia, SC	Data Center	12/29/2016	1983	N/A	100.00%	64,637	(1)
Tempe Data Center	Phoenix-Mesa-Scottsdale, AZ	Data Center	01/26/2017	1977	1983/2008/2011	100.00%	44,244	(1)
Aurora Healthcare Facility	Chicago-Naperville-Elgin, IL-IN-WI	Healthcare	03/30/2017	2002	N/A	100.00%	24,722	(1)
Norwalk Data Center	Bridgeport-Stamford-Norwalk, CT	Data Center	03/30/2017	2013	N/A	100.00%	167,691	34,200
Texas Rehabilitation Hospital Portfolio	(10)	Healthcare	(10)	(10)	(10)	100.00%	214,468	50,400
Charlotte Data Center II	Charlotte-Concord-Gastonia, NC-SC	Data Center	05/15/2017	1989	2016	100.00%	52,924	(1)
250 Williams Atlanta Data Center	Atlanta-Sandy Springs-Roswell, GA	Data Center	06/15/2017	1989	2007	88.25%	878,738	116,200
Sunnyvale Data Center	San Jose-Sunnyvale-Santa Clara, CA	Data Center	06/28/2017	1992	1998	100.00%	76,573	(1)
Cincinnati Data Center	Cincinnati, OH-KY-IN	Data Center	06/30/2017	1985	2001	100.00%	69,826	(1)
Silverdale Healthcare Facility	Bremerton-Silverdale, WA	Healthcare	08/25/2017	2005	N/A	100.00%	26,127	(1)
Silverdale Healthcare Facility II	Bremerton-Silverdale, WA	Healthcare	09/20/2017	2007	N/A	100.00%	19,184	(1)
King of Prussia Data Center	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Data Center	09/28/2017	1960	1997	100.00%	50,000	12,545
Tempe Data Center II	Phoenix-Mesa-Scottsdale, AZ	Data Center	09/29/2017	1998	N/A	100.00%	58,560	(1)
							4,654,833	$413,834

(1)
Property collateralized under the KeyBank Credit Facility. As of October 27, 2017, 47 commercial real estate properties were collateralized under the KeyBank Credit Facility and we had an outstanding principal balance of $210,000,000.

(2)	The New England Sinai Medical Center consists of two buildings.

(3)	The Kentucky Maine Ohio IMF Portfolio consists of the following five properties:

Property Description	MSA/µSA	Year Constructed	Year Renovated
KMO IMF - Cincinnati I	Cincinnati, OH-KY-IN	1959	1970 & 2013
KMO IMF - Cincinnati II	Cincinnati, OH-KY-IN	2014	N/A
KMO IMF - Florence	Cincinnati, OH-KY-IN	2014	N/A
KMO IMF - Augusta	Augusta-Waterville, ME (µSA)	2010	N/A
KMO IMF - Oakland	Augusta-Waterville, ME (µSA)	2003	N/A

(4)	The Heritage Park Portfolio consists of the following two properties:

Property Description	Year Constructed	Year Renovated
Heritage Park - Sherman I	2005	2010
Heritage Park - Sherman II	2005	N/A

(5)	The HPI Portfolio consists of the following nine properties:

Property Description	Date Acquired	Year Constructed	Year Renovated	Encumbrances (in thousands)
HPI - Oklahoma City I	12/29/2015	1985	1998 & 2003	22,500
HPI - Oklahoma City II	12/29/2015	1994	1999	(1)
HPI - Edmond	01/20/2016	2002	N/A	(1)
HPI - Oklahoma City III	01/27/2016	2007	N/A	(1)
HPI - Oklahoma City IV	01/27/2016	2006	N/A	(1)
HPI - Newcastle	02/03/2016	1995	1999	(1)
HPI - Oklahoma City V	02/11/2016	2008	N/A	(1)
HPI - Oklahoma City VI	03/07/2016	2007	N/A	(1)
HPI - Oklahoma City VII	06/22/2016	2016	N/A	25,000

(6)	As of October 27, 2017, the Vibra Rehabilitation Hospital was under construction.

(7)	As of October 27, 2017, the Post Acute Las Vegas Rehabilitation Hospital was under construction.

(8)	The McLean Data Center Portfolio consists of the following two properties:

Property Description	Year Constructed	Year Renovated
McLean I	1966	1998
McLean II	1991	1998

(9)	Represents the initial loan amount for each property.

(10)	The Texas Rehabilitation Hospital Portfolio consists of the following four properties:

Property Description	MSA/µSA	Date Acquired	Year Constructed	Year Renovated
Texas Rehab - Austin	Austin-Round Rock, TX	03/31/2017	2012	N/A
Texas Rehab - Allen	Dallas-Fort Worth-Arlington, TX	03/31/2017	2007	N/A
Texas Rehab - Beaumont	Beaumont-Port Arthur, TX	03/31/2017	1991	N/A
Texas Rehab - San Antonio	San Antonio-New Braunfels, TX	06/29/2017	1985/1992	N/A

Credit Facility
The following information supplements, and should be read in conjunction with, the table on page 115 contained in the “Investment Objectives, Strategy and Policies—Entry into a Credit Facility” section of the prospectus:
The following table summarizes the properties added to the pool availability under our credit facility since April 27, 2017:

Property	Date Added	Pool Availability
Charlotte Data Center II	05/15/2017	$8,745,000
Sunnyvale Data Center	06/28/2017	$20,240,000
Cincinnati Data Center	08/25/2017	$5,720,000
Silverdale Healthcare Facility	08/25/2017	$5,280,000
Silverdale Healthcare Facility II	09/20/2017	$3,822,500
Tempe Data Center II	09/29/2017	$8,360,000

CVOP II has pledged a security interest in the properties that serve as collateral for the KeyBank Credit Facility pursuant to the terms of the KeyBank Credit Facility Amendment.
In addition, on June 28, 2017, CVOP II removed a healthcare property from the collateralized pool of the KeyBank Credit Facility Agreement and subsequently refinanced such property through a loan with Siemens Financial Services, Inc., which decreased CVOP II’s total pool availability under the KeyBank Credit Facility Agreement by approximately $18,645,000.
As of October 27, 2017, CVOP II had a total pool availability under the KeyBank Credit Facility of $384,419,000 and an aggregate outstanding principal balance of $210,000,000. As of October 27, 2017, $174,419,000 remained available to be drawn on the KeyBank Credit Facility.
Share Repurchase Program
The following information supplements, and should be read in conjunction with, the discussion contained in the “Second Amended and Restated Share Repurchase Program” section beginning on page 164 of the prospectus:
During the six months ended June 30, 2017, we received valid repurchase requests related to 532,599 Class A shares and Class T shares of common stock (519,091 of Class A shares and 13,508 of Class T shares), all of which were repurchased in full for an aggregate purchase price of approximately $4,830,000 (an average of $9.07 per share). No shares of Class I common stock were requested to be, or were, repurchased during the six months ended June 30, 2017.
Automatic Purchase Plan
The following information supersedes and replaces the first and second sentences of the “Plan of Distribution - Automatic Purchase Plan” section beginning on page 179 of the prospectus:
Investors who desire to purchase shares in this Offering at regular intervals may be able to do so by electing to participate in the automatic purchase program by completing an enrollment form that we will provide upon request. Alabama, Kansas, Maryland, Nebraska, New Jersey, North Carolina and Ohio investors are not eligible to participate in the automatic purchase program.
Risk Factors
The following information supersedes and replaces the risk factor entitled “The Estimated Per Share NAV of each of our Class A common stock and Class T common stock are estimates as of a given point in time and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or completed a merger or other sale of the company” and the risk factor entitled “The purchase prices you pay for shares of our Class A common stock, Class I common stock and Class T common stock are based on the Estimated Per Share NAV of each of our Class A common stock and Class T common stock at a given point in time, and any applicable per share upfront selling commissions and dealer manager fees. Our Estimated Per Share NAV is based upon a number of estimates, assumptions, judgments and opinions that may not be, or may later prove not to be, accurate or complete, which could make the estimated valuations incorrect. As a result, our Estimated Per Share NAV may not reflect the amount that you might receive for your shares in a market transaction, and the purchase price you pay may be higher than the value of our assets per share of common stock at the time of your purchase” in the section entitled “Risk Factors - Risks Related to an Investment in Carter Validus Mission Critical REIT II, Inc.” beginning on page 26 of the prospectus:
The Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock are estimates as of a given point in time and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or completed a merger or other sale of the company.
The offering prices per Class A share, Class I share and Class T share are based on our Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock as of June 30, 2017, as determined by our board of directors on September 28, 2017, which we refer to collectively as our Estimated Per Share NAV, and any applicable per share upfront selling commissions and dealer manager fees. The price at which stockholders purchase shares and any subsequent values are likely to differ from the price at which a stockholder could resell such shares because: (1) there is no public trading market for our shares at this time; (2) the price does not reflect, and will not reflect, the fair value of our assets as we acquire them, nor does it represent the amount of net proceeds that would result from an immediate liquidation of our assets or sale of the company, because the amount of proceeds available for investment from this offering is net of selling commissions, dealer manager fees, other organization and offering expense reimbursements and acquisition fees and expenses; (3) the estimated value does not take into account how market fluctuations affect the value of our investments, including how the current conditions in the financial and real estate markets may affect the value of our investments; (4) the estimated value does not take into account how developments related to individual assets may increase or decrease the value of our portfolio; and (5) the estimated value does not take into account any portfolio premium or premiums to value that may be achieved in a liquidation of our assets or sale of our portfolio. Further, the value of our shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. The Estimated Per Share NAV does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The Estimated Per Share NAV also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale. There are currently no SEC, federal and state rules that establish requirements specifying the methodology to employ in determining an estimated value per share; provided, however, that pursuant to FINRA rules, the determination of the estimated value per share must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert and must be derived from a methodology that conforms to standard industry practice. Subsequent estimates of our Estimated Per Share NAV will be done at least annually. Our Estimated Per Share NAV is an estimate as of a given point in time and likely does not represent the amount of net proceeds that would result from an immediate sale of our assets.
The purchase prices you pay for shares of our Class A common stock, Class I common stock and Class T common stock are based on the Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock at a given point in time, and any applicable per share upfront selling commissions and dealer manager fees. Our Estimated Per Share NAV is based upon a number of estimates, assumptions, judgments and opinions that may not be, or may later prove not to be, accurate or complete, which could make the estimated valuations incorrect. As a result, our Estimated Per Share NAV may not reflect the amount that you might receive for your shares in a market transaction, and the purchase price you pay may be higher than the value of our assets per share of common stock at the time of your purchase.
The per share price for Class A shares, Class I shares and Class T shares in our primary offering and pursuant to our DRIP are based on our most recent Estimated Per Share NAV of each of our Class A common stock, Class I common stock and Class T common stock and applicable upfront commissions and fees. Currently, there are no SEC, federal or state rules that establish requirements specifying the methodology to employ in determining an Estimated Per Share NAV. The audit committee of our board of directors, pursuant to authority delegated by our board of directors, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine our Estimated Per Share NAV, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals. Pursuant to the prior approval of the audit committee of our board of directors, which is solely comprised of our independent directors, in accordance with the valuation policies previously adopted by our board of directors, we engaged Robert A. Stanger & Co., Inc., or Stanger, an independent third-party valuation firm, to assist with determining the Estimated Per Share NAV. Our Estimated Per Share NAV was determined after consultation with our advisor and Stanger. Stanger prepared an appraisal report summarizing key information and assumptions and providing a value on 49 of our 62 properties in our portfolio as of June 30, 2017. In addition, Stanger relied upon the appraisal reports prepared by third parties other than Stanger on 11 properties acquired in the six months preceding June 30, 2017 and the book value of two properties, which were under development as of June 30, 2017. Stanger also prepared a net asset value report, which estimates the per share NAV of each of our Class A, Class I and Class T common stock as of June 30, 2017. The valuation was based upon the estimated value of our assets less the estimated value of our liabilities divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of June 30, 2017, and was performed in accordance with the valuation guidelines established by the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. The Estimated Per Share NAV was determined by our board of directors. Subsequent estimates of our per share NAV for each of our Class A common stock, Class I common stock and Class T common stock will be prepared at least annually. Our Estimated Per Share NAV is an estimate as of a given point in time and likely does not represent the amount of net proceeds that would result from an immediate sale of our assets. The Estimated Per Share NAV is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. While the determination of our most recent Estimated Per Share NAV was conducted with the material assistance of a third-party valuation expert, with respect to asset valuations, we are not required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any trade organization. Other than the information included in our Current Report on Form 8-K filed on September 28, 2017 regarding the Estimated Per Share NAV, we do not intend to release individual property value estimates or any of the data supporting the Estimated Per Share NAV.
The following risk factor supersedes and replaces in its entirety the tenth risk factor contained in the "Risk Factors — Risks Related to an Investment in Carter Validus Mission Critical REIT II, Inc." section beginning on page 29 of the prospectus:
Distributions paid from sources other than our cash flows from operations, including from the proceeds of this Offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.
We have paid, and may continue to pay, distributions from sources other than from our cash flows from operations. For the six months ended June 30, 2017, our cash flows provided by operations of approximately $26.2 million was a shortfall of approximately $1.3 million, or 4.7%, of our distributions (total distributions were approximately $27.5 million, of which $12.8 million was cash and $14.7 million was reinvested in shares of our common stock pursuant to our DRIP) during such period and such shortfall was paid from proceeds from our DRIP Offering. For the year ended December 31, 2016, our cash flows provided by operations of approximately $25.0 million was a shortfall of approximately $15.6 million, or 38.4%, of our distributions (total distributions were approximately $40.6 million, of which $17.7 million was cash and $22.9 million was reinvested in shares of our common stock pursuant to our DRIP) during such period and such shortfall was paid from proceeds from our DRIP Offering. Until we acquire additional properties or other real estate-related investments, we may not generate sufficient cash flows from operations to pay distributions. Our inability to acquire additional properties or other real estate-related investments may result in a lower return on your investment than you expect.
We may pay, and have no limits on the amounts we may pay, distributions from any source, such as from borrowings, the sale of assets, the sale of additional securities, advances from our Advisor, our Advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements and Offering proceeds. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock to third party investors. Funding distributions from the proceeds of our Offering will result in us having less funds available for acquiring properties or real estate-related investments. Our inability to acquire additional properties or real estate-related investments may have a negative effect on our ability to generate sufficient cash flow from operations from which to pay distributions. As a result, the return investors may realize on their investment may be reduced and investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. Payment of distributions from any of the aforementioned sources could restrict our ability to generate sufficient cash flow from operations, affect our profitability and/or affect the distributions payable upon a liquidity event, any or all of which may have an adverse effect on an investment in us.
The following risk factor supersedes and replaces in its entirety the twelfth risk factor contained in the "Risk Factors — Risks Related to an Investment in Carter Validus Mission Critical REIT II, Inc." section on page 30 of the prospectus:
A high concentration of our properties in a particular geographic area, or of tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.
As of June 30, 2017, we owned 45 real estate investments, located in 35 MSAs and one micropolitan statistical area, one of which accounted for 10.0% or more of our contractual rental revenue. Real estate investments located in the Oklahoma City, Oklahoma MSA accounted for 11.7% of our contractual rental revenue for the six months ended June 30, 2017. In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties become concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.

The following information supersedes and replaces in its entirety the second risk factor contained in the “Risk Factors — Risks Related to This Offering and Our Corporate Structure — Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders” on page 33 of the prospectus:
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.
Our charter permits our board of directors to issue up to 500,000,000 shares of common stock, of which 175,000,000 are designated as Class A shares, 75,000,000 are designated as Class I shares, 175,000,000 are designated as Class T shares and 75,000,000 are designated as Class T2 shares, and 100,000,000 shares of preferred stock. We are not currently offering Class T2 shares in the Offering. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of repurchase of any such stock. Thus, if also approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or independent legal counsel, our board of directors could authorize the issuance of additional preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock. See the section entitled “Description of Securities — Preferred Stock” in this prospectus.
The following information supersedes and replaces the “Risk Factors — Risks Related to This Offering and Our Corporate Structure — Your interest in us will be diluted if we issue additional shares” beginning on page 36 of the prospectus:
Your interest in us will be diluted if we issue additional shares.
Existing stockholders and potential investors in this Offering do not have preemptive rights to any shares issued by us in the future. Our charter authorizes 600,000,000 shares of stock, of which 500,000,000 shares are classified as common stock and 100,000,000 are classified as preferred stock. Of the 500,000,000 shares of common stock, 175,000,000 shares are designated as Class A shares, 75,000,000 shares are designated as Class I shares, 175,000,000 shares are designated as Class T shares and 75,000,000 shares are designated as Class T2 shares. We are not currently offering Class T2 shares in the Offering. Other than the differing fees with respect to each class and the payment of a distribution and servicing fee in connection with Class T shares,Class A shares, Class I shares, and Class T shares have identical rights and privileges, such as identical voting rights. The net proceeds from the sale of the classes of shares will be commingled for investment purposes and all earnings from all of the investments will proportionally accrue to each share regardless of the class. Subject to any limitations set forth under Maryland law, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock that we have authority to issue, or reclassify any unissued shares into other classes or series of stock without the necessity of obtaining stockholder approval. All such shares may be issued in the discretion of our board of directors except that issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. Further, we have adopted the Carter Validus Mission Critical REIT II, Inc. 2014 Restricted Share Plan, or the Incentive Plan, pursuant to which we will have the power and authority to grant restricted or deferred stock awards to persons eligible under the Incentive Plan. We have authorized and reserved 300,000 of our Class A shares for issuance under the Incentive Plan and we granted 3,000 restricted shares of Class A common stock to each of our independent directors at the time we satisfied the minimum offering requirement and broke escrow and we granted 3,000 restricted shares of Class A common stock to each of our independent directors when they were re-elected to the board of directors. We will also grant 3,000 shares of Class A common stock in connection with such independent director’s subsequent election or re-election, as applicable. Existing stockholders and investors purchasing shares in this Offering likely will suffer dilution of their equity investment in us, if we:

•	sell shares in this Offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan;

•	sell securities that are convertible into shares of our common stock;

•	issue shares of our common stock in a private offering of securities to institutional investors;

•	issue restricted share awards to our directors;

•	issue shares to our advisor or its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement; or

•	issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Carter Validus Operating Partnership II, LP.
In addition, the partnership agreement for our operating partnership contains provisions that would allow, under certain circumstances, other entities, including other programs affiliated with our advisor and its affiliates, to merge into or cause the exchange or conversion of their interest for interests of our operating partnership. Because the limited partnership interests of our operating partnership may, at the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.
The following risk factor supersedes and replaces in its entirety the third risk factor contained in the "Risk Factors—General Risks Related to Investments in Real Estate" section on page 39 of the prospectus:
Our investments in properties where the underlying tenant has a below investment grade credit rating, as determined by major credit rating agencies, or unrated tenants, may have a greater risk of default and therefore may have an adverse impact on our returns on that asset and our operating results.
As of June 30, 2017, approximately 10.4% of our tenants had an investment grade credit rating from a major ratings agency, 21.9% of our tenants were rated but did not have an investment grade credit rating from a major ratings agency and 67.7% of our tenants are not rated.  Approximately 16.5% of our non-rated tenants were affiliates of companies having an investment grade credit rating. Our investments with tenants that do not have an investment grade credit rating from a major ratings agency or were not rated and are not affiliated with companies having an investment grade credit rating may have a greater risk of default and bankruptcy than investments in properties leased exclusively to investment grade tenants. When we invest in properties where the tenant does not have a publicly available credit rating, we use certain credit assessment tools as well as rely on our own estimates of the tenant’s credit rating which includes reviewing the tenant’s financial information (i.e., financial ratios, net worth, revenue, cash flows, leverage and liquidity). If our lender or a credit rating agency disagrees with our ratings estimates, or our ratings estimates are otherwise inaccurate, we may not be able to obtain our desired level of leverage or our financing costs may exceed those that we projected. This outcome could have an adverse impact on our returns on that asset and hence our operating results.
The fifteenth risk factor of the "Risk Factors — General Risks Related to Investments in Real Estate" section on page 41 of our prospectus is superseded and replaced with the following risk factor:
Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.
We may use proceeds from this Offering to acquire and develop properties upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. A builder’s performance also may be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.
We may invest in unimproved real property, subject to the limitations on investments in unimproved real property contained in our charter, which complies with the NASAA REIT Guidelines limitation restricting us from investing more than 10% of our total assets in unimproved real property. For purposes of this paragraph, “unimproved real property” is real property which has not been acquired for the purpose of producing rental or other operating income, has no development or construction in process and on which no construction or development is planned in good faith to commence within one year. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

The following risk factor supersedes and replaces in its entirety the fourth risk factor contained in the "Risk Factors—Risks Associated with Investments in the Healthcare Property Sector" section on beginning page 44 of the prospectus:
Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rental payments to us.
Sources of revenue for our tenants may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the healthcare billing rules and regulations are complex, and the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs. Moreover, the state and federal governmental healthcare programs are subject to reductions by state and federal legislative actions. The American Taxpayer Relief Act of 2012 prevented the reduction in physician reimbursement of Medicare from being implemented in 2013. The Protecting Access to Medicare Act of 2014 prevented the reduction of 24.4% in the physician fee schedule by replacing the scheduled reduction with a 0.5% increase to the physician fee schedule through December 31, 2014, and a 0% increase for January 1, 2015 through March 31, 2015. The potential 21.0% cut in reimbursement that was to be effective April 1, 2015 was removed by the Medicare Access & CHIP Reauthorization Act of 2015 (MACRA) and replaced with two new methodologies that will focus upon payment based upon quality outcomes. The first model is the Merit-Based Incentive Payment System, or MIPS, which combines the Physician Quality Reporting System, or PQRS, and Meaningful Use program with the Value Based Modifier program to provide for one payment model based upon (i) quality, (ii) resource use, (iii) clinical practice improvement and (iv) advancing care information through the use of certified Electronic Health Record, or EHR, technology. The second model is the Advanced Alternative Payment Models, or APM, which requires the physician to participate in a risk share arrangement for reimbursement related to his or her patients while utilizing a certified health record and reporting on specific quality metrics. There are a number of physicians that will not qualify for the APM payment method. Therefore, this change in reimbursement models may impact our tenants’ payments and create uncertainty in the tenants’ financial condition.
The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. It is possible that our tenants will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to reimbursement based upon value based principles and quality driven managed care programs, and general industry trends that include pressures to control healthcare costs. The federal government's goal is to move approximately ninety percent (90%) of its reimbursement for providers to be based upon quality outcome models. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to payment based upon quality outcomes have increased the uncertainty of payments.
In 2014, state insurance exchanges were implemented, which provide a new mechanism for individuals to obtain insurance. At this time, the number of payers that are participating in the state insurance exchanges varies, and in some regions there are very limited insurance plans available for individuals to choose from when purchasing insurance. In addition, not all healthcare providers will maintain participation agreements with the payers that are participating in the state health insurance exchange. Therefore, it is possible that our tenants may incur a change in their reimbursement if the tenant does not have a participation agreement with the state insurance exchange payers and a large number of individuals elect to purchase insurance from the state insurance exchange. Further, the rates of reimbursement from the state insurance exchange payers to healthcare providers will vary greatly. The rates of reimbursement will be subject to negotiation between the healthcare provider and the payer, which may vary based upon the market, the healthcare provider’s quality metrics, the number of providers participating in the area and the patient population, among other factors. Therefore, it is uncertain whether healthcare providers will incur a decrease in reimbursement from the state insurance exchange, which may impact a tenant’s ability to pay rent.
The insurance plans that participated on the health insurance exchanges created by the Patient Protection and Affordable Care Act of 2010 (“Healthcare Reform Act”) were expecting to receive risk corridor payments to address the high risk claims that it paid through the exchange product. However, the federal government currently owes the insurance companies approximately $8.3 billion under the risk corridor payment program that is currently disputed by the federal government. The federal government is currently defending several lawsuits from the insurance plans that participate on the health insurance exchange. If the insurance companies do not receive the payments, the insurance companies may cease to participate on the insurance exchange which limits insurance options for patients. If patients do not have access to insurance coverage it may adversely impact the tenant’s revenues and the tenant’s ability to pay rent.
In addition, the healthcare legislation passed in 2010 included new payment models with new shared savings programs and demonstration programs that include bundled payment models and payments contingent upon reporting on satisfaction of quality benchmarks. The new payment models will likely change how physicians are paid for services. These changes could have a material adverse effect on the financial condition of some or all of our tenants. The financial impact on our tenants could restrict their ability to make rent payments to us, which would have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to stockholders.

Furthermore, beginning in 2016, the Centers for Medicare and Medicaid Services has applied a negative payment adjustment to individual eligible professionals, Comprehensive Primary Care practice sites, and group practices participating in the Physician Quality Reporting System, or PQRS, group practice reporting option (including Accountable Care Organizations) that do not satisfactorily report PQRS in 2014. Program participation during a calendar year will affect payments after two years, such that individuals and groups that receive the 2016 negative payment adjustment will not receive a 2014 PQRS incentive payment. Providers can appeal the determination, but if the provider is not successful, the provider’s reimbursement may be adversely impacted, which could adversely impact a tenant’s ability to make rent payments to us.
Moreover, President Trump signed an Executive Order on January 20, 2017 to “ease the burden of Obamacare”.
On May 4, 2017, members of the House of Representatives approved legislation to repeal portions of the Healthcare Reform Act, which legislation was submitted to the Senate for approval. On July 25, 2017, the Senate rejected a complete repeal and, further, on July 27, 2017, the Senate rejected a repeal on the Healthcare Reform Act’s individual and employer mandates and a temporary repeal on the medical device tax. Furthermore, on October 12, 2017, President Trump signed an Executive Order the purpose of which was to, among other things, (i) cut healthcare cost-sharing reduction subsidies, (ii) allow more small businesses to join together to purchase insurance coverage, (iii) extend short-term coverage policies, and (iv) expand employers’ ability to provide workers cash to buy coverage elsewhere. The Executive Order required the government agencies to draft regulations for consideration related to Associated Health Plans ("AHP"), short term limited duration insurance ("STLDI") and health reimbursement arrangements ("HRA"). At this time the proposed legislation has not been drafted. The Trump Administration also ceased to provide the cost-share subsidies to the insurance companies that offered the silver plan benefits on the Health Information Exchange. The termination of the cost-share subsidies would impact the subsidy payments due in 2017 and will likely adversely impact the insurance companies, causing an increase in the premium payments for the individual beneficiaries in 2018. Nineteen State Attorney Generals filed suit to force the Trump Administration to reinstate the cost shares subsidy payments. On October 25, 2017, a California Judge ruled in favor of the Trump Administration and found that the federal government was not required to immediately reinstate payment for the cost shares subsidy. The injunction sought by the Attorney Generals’ lawsuit was denied. Therefore, our tenants will likely see an increase in individuals who are self-pay or have a lower health benefit plan due to the increase in the premium payments. Our tenants’ collections and revenues may be adversely impacted by the change in the payor mix of their patients and it may adversely impact the tenants’ ability to make rent payments.
On October 17, 2017, Senate health committee leaders proposed a bill to address funding for the cost-sharing subsidies and the Healthcare Reform Act’s outreach funding. At this time, it is uncertain whether any healthcare reform legislation will ultimately become law. If our tenants’ patients do not have insurance, it could adversely impact the tenants’ ability to pay rent and operate a practice.
In addition, the current Administration has commented on the possibility that it may seek to cease the additional subsidies to the qualified health plans that provide coverage for beneficiaries on the health insurance exchange.  There are also multiple lawsuits in several judicial districts brought by qualified health plans to recover the prior risk corridor payments that were anticipated to be paid as part of the health insurance exchange program.  The multiple lawsuits are moving through the judicial process.  Further, there is a current lawsuit, United States House of Representatives vs. Price, which alleges that the Executive Branch of the United States of America exceeded its authority in implementing the risk corridor payments under the HealthCare Reform and therefore the payments should not be made. At this time, the case is pending. If the Administration or the court system determines that risk corridor or risk share payments are not required to be paid to the qualified health plans offering insurance coverage on the health insurance exchange program, the insurance companies may cease offering the Health Insurance Exchange product to the current beneficiaries. Therefore, our tenants may have an increase of self-pay patients and collections may decline, adversely impacting the tenants’ ability to pay rent.
The following risk factor supersedes and replaces in its entirety the ninth risk factor contained in the "Risk Factors—Risks Associated with Investments in the Healthcare Property Sector" section on page 47 of the prospectus:
Comprehensive healthcare reform legislation, the effects of which are not yet known, could materially and adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.
On March 23, 2010, the President signed into law the Patient Protection and Affordable Care Act of 2010, or the Patient Protection and Affordable Care Act, and on March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act, which in part modified the Patient Protection and Affordable Care Act. Together, the two acts serve as the primary vehicle for comprehensive healthcare reform in the U.S (collectively, the “Healthcare Reform Act”). The acts are intended to reduce the number of individuals in the U.S. without health insurance and effect significant other changes to the ways in which healthcare is organized, delivered and reimbursed. Included with the legislation is a limitation on physician-owned hospitals from expanding, unless the facility satisfies very narrow federal exceptions to this limitation. Therefore, if our tenants are physicians that own and refer to a hospital, the hospital would be limited in its operations and expansion potential, which may limit the hospital’s services and resulting revenues and may impact the owner’s ability to make rental payments. The legislation will become effective through a phased approach, beginning in 2010 and concluding in 2018. On June 28, 2012, the United States Supreme Court upheld the individual mandate under the healthcare reform legislation, although substantially limiting the legislation’s expansion of Medicaid. At this time, the effects of healthcare reform and its impact on our properties are not yet known but could materially and adversely affect our business, financial condition, results of operations and ability to pay distributions to our stockholders. See the risk factor entitled "Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rental payments to us" above for information on legislation surrounding healthcare reform.
The following risk factors are inserted as new risk factors in section entitled "Risk Factors - U.S. Federal Income Tax Risks" beginning on page 50 of the prospectus:
If our leases are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.
To qualify as a REIT, we must satisfy two gross income tests, under which specified percentages of our gross income must be derived from certain sources, such as “rents from real property.” See “Federal Income Tax Considerations - Gross Income Tests”. In order for rent paid to us to qualify as “rents from real property” for purposes of the REIT gross income tests, the leases must be respected as true leases for U.S. federal income tax purposes and not be treated as service contracts, joint ventures, or some other type of arrangement. If our leases are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT, which would materially adversely impact the value of an investment in our securities and in our ability to pay dividends to you.
If we were to lease of our properties to a TRS, we would be subject to special requirements.
Under the provisions of the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”), we may lease certain “qualified health care properties” to a TRS (or a limited liability company of which a TRS is a member). The TRS in turn would contract with a third party operator to manage the health care operations at these properties. The rents paid by a TRS in this structure would be treated as qualifying rents from real property for purposes of the REIT requirements only if (i) they are paid pursuant to an arm’s-length lease of a qualified health care property and (ii) the operator qualifies as an “eligible independent contractor” with respect to the property. An operator will qualify as an eligible independent contractor if it meets certain ownership tests with respect to us, and if, at the time the operator enters into the property management agreement, the operator is actively engaged in the trade or business of operating qualified health care properties for any person who is not a related person to us or the TRS. If any of the above conditions were not satisfied, then the rents would not be considered income from a qualifying source for purposes of the REIT rules, which could cause us to incur penalty taxes or to fail to qualify as a REIT.
The following information supersedes and replaces the risk factor entitled "Complying with REIT requirements may force us to forgo and/or liquidate otherwise attractive investment opportunities" in the section entitled "Risk Factors - U.S. Federal Income Tax Risks" on page 52 of the prospectus:
Complying with REIT requirements may force us to forgo and/or liquidate otherwise attractive investment opportunities.
To maintain our qualification as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities, taxable REIT subsidiaries and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets can consist of the securities (other than government securities, taxable REIT subsidiaries, and qualified real estate assets) of any one issuer. For the 2017 taxable year, no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. For taxable years beginning after December 31, 2017, no more than 20% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter other than our first REIT calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.
The second risk factor of the "Risk Factors - Employee Benefit Plan, IRA, and Other Tax-Exempt Investor Risks" section on page 54 of our prospectus is superseded and replaced with the following risk factor:
The U.S. Department of Labor has issued a final regulation revising the definition of “fiduciary” and the scope of “investment advice” under ERISA, which may have a negative impact on our ability to raise capital.

On April 8, 2016, the U.S. Department of Labor, or DOL, issued a final regulation relating to the definition of a fiduciary under ERISA and Section 4975 of the Code. The final regulation broadens the definition of fiduciary by expanding the range of activities that would be considered to be fiduciary investment advice under ERISA and is accompanied by new and revised prohibited transaction exemptions relating to investments by employee benefit plans subject to Title I of ERISA or retirement plans or accounts subject to Section 4975 of the Code (including IRAs). Under the final regulation, a person is deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the plan based on its particular needs. The final regulation and the related exemptions were expected to become applicable for investment transactions on and after April 10, 2017. However, on February 3, 2017, the President asked for additional review of this regulation, the results of such review are unknown. In response, on March 2, 2017, the DOL published a notice seeking public comments on, among other things, a proposal to adopt a 60-day delay of the April 10 applicability date of the final regulation. On April 7, 2017, the DOL published a final rule extending for 60 days the applicability date of the final regulation, to June 9, 2017. However, certain requirements and exemptions under the regulation are implemented through a phased-in approach. Therefore, certain requirements and exemptions will not take effect until January 1, 2018 and other key requirements and exemptions will not take effect until July 1, 2019.
The final regulation and the accompanying exemptions are complex, and plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding this development. The final regulation could have negative implications on our ability to raise capital from potential investors, including those investing through IRAs.
Estimated Use of Proceeds
The following information supersedes and replaces in its entirety the first paragraph on page 15 of the “Prospectus Summary—Estimated Use of Proceeds” section beginning on page 14 of the prospectus:
Assuming that 60% of the primary offering gross proceeds come from the sale of Class A shares, 9% of the primary offering gross proceeds come from the sale of Class I shares, 31% of the primary offering gross proceeds come from the sale of Class T shares, and all of the shares available for the distribution reinvestment plan are sold, our management team expects to invest approximately 87.92% of the gross offering proceeds to make investments in accordance with our investment objectives and by following the strategies described in this prospectus. The actual percentage of offering proceeds used to make investments will depend on the number of primary shares sold and the number of shares sold pursuant to our distribution reinvestment plan as well as whether we sell more or less than we have assumed of Class A shares, Class T shares, and Class I shares and actual organization and offering expenses incurred. See “Estimated Use of Proceeds.”
The following information supersedes and replaces in its entirety the table beginning on page 58 of the “Estimated Use of Proceeds” section on page 57 of the prospectus:

	Maximum Sale of $1,350,000,000 in Class A Shares in Primary Offering (Not Including DRIP)		Maximum Sale of $202,500,000 in Class I Shares in Primary Offering (Not Including DRIP)		Maximum Sale of $697,500,000 in Class T Shares in Primary Offering (Not including DRIP)		Maximum Sale of $2,350,000,000 in Class A Shares, Class I Shares and Class T shares in Primary Offering (Including DRIP)
	Amount	% of Proceeds	Amount	% of Proceeds	Amount	% of Proceeds	Amount	% of Proceeds
Gross Offering Proceeds	$1,350,000	100.00%	$202,500	100.00%	$697,500	100.00%	$2,350,000	100.00%
Less Offering Expenses:
Selling Commissions(1)(2)	94,500	7.00%	—	—%	20,925	3.00%	115,425	4.91%
Dealer Manager Fee(1)(2)	40,500	3.00%	4,050	2.00%	20,925	3.00%	65,475	2.79%
Advisor Funding of Dealer Manager Fee(3)	—	—%	(2,025)	(1.00)%	—	—%	(2,025)	(0.09)%
Organization and Offering Expense Reimbursement(4)	25,650	1.90%	3,848	1.90%	13,253	1.90%	44,650	1.90%
Net Proceeds Available for Investment(5)(6)	$1,189,350	88.10%	$196,627	97.10%	$642,397	92.10%	$2,126,475	90.49%
Acquisition:
Acquisition Fees(7)	$23,787	1.76%	$3,933	1.94%	$12,848	1.84%	$42,530	1.81%
Acquisition Expenses(8)	8,920	0.66%	1,475	0.73%	4,818	0.69%	15,949	0.68%
Working Capital Reserve(9)	1,070	0.08%	177	0.09%	578	0.08%	1,914	0.08%
Total Proceeds to be Invested in Properties(10)	$1,155,573	85.60%	$191,042	94.34%	$624,153	89.49%	$2,066,082	87.92%

(1)
Because no sales commissions, dealer manager fees or distribution and servicing fees are paid on shares sold pursuant to the DRIP Offering, it is not necessary to make any assumptions regarding the number of Class A, Class I and Class T shares sold in the DRIP Offering. This table excludes the distribution and servicing fees for Class T shares, which will be paid over time. With respect to Class T shares sold in the primary offering, we will pay our dealer manager a distribution and servicing fee that accrues daily equal to 1/365th of 1.0% of the amount of the most recent offering price per Class T share on a continuous basis from year to year, payable out of amounts that otherwise would be distributed to holders of Class T shares; provided, however, that upon the termination of our primary offering, the distribution and servicing fee shall be an amount that accrues daily equal to 1/365th of up to 1.0% of the most recent estimated NAV per Class T share on a continuous basis from year to year. We will cease paying distribution and servicing fees with respect to all Class T shares sold in the primary offering on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this Offering, total underwriting compensation in this Offering equaling 10.0% of the gross proceeds from the primary offering, (iii) there are no longer any Class T shares outstanding, or (iv) the fourth anniversary of the last day of the fiscal quarter in which our primary offering terminates. We cannot predict when this will occur.

(2)
The dealer manager, in its sole discretion, may reallow all or a portion of the selling commissions attributable to the shares sold by other broker-dealers participating in this Offering to them and may also reallow all or a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursement will be based on such factors as the number of shares sold by participating broker-dealers and the assistance of such participating broker-dealers in marketing the Offering. The maximum compensation payable to members of FINRA participating in this Offering will not exceed 10.0% of the aggregate gross offering proceeds from the sale of shares sold in the primary offering. Selling commissions and dealer manager fees are not paid in connection with sales pursuant to the DRIP Offering. Thus, selling commissions and dealer manager fees are calculated only on amounts sold in the primary offering.

(3)
The dealer manager may receive up to 2.0% of the gross offering proceeds from the sale of Class I shares as a dealer manager fee, of which 1.0% will be funded by our advisor without reimbursement from us. The 1.0% of the dealer manager fee paid from offering proceeds will be waived in the event an investor purchases Class I shares through a registered investment adviser that is not affiliated with a broker dealer. In such event, the per share purchase price of the Class I shares would be $9.18. The dealer manager may reallow all or a portion of such dealer manager fee to participating broker-dealers.

(4)
Amount reflected is an estimate. Organization and offering expenses paid by us in connection with the organization and formation of our company and this Offering include legal, accounting and printing expenses, expenses associated with stockholder relations, escrow agent and transfer agent fees, fulfillment costs, blue sky, SEC and FINRA filing fees, expenses associated with advertising and sales literature prepared by us and detailed and itemized due diligence reimbursements. A portion of our organizational and offering expenses are anticipated to be used for accountable or non-accountable expense reimbursement of cumulative organization and offering expenses which will be deemed additional underwriting compensation pursuant to FINRA Rule 2310. We will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the Offering, as required by the rules of FINRA. We will reimburse the advisor and its affiliates for these costs and for future organization and offering expenses they may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of reimbursement.

(5)
Until required in connection with our targeted investments, substantially all of the net proceeds of the Offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. The amount of investments that we are able to make will depend on several factors, including the amount of capital raised in this Offering, the extent to which proceeds from our distribution reinvestment plan are used to repurchase shares under our share repurchase program and whether we use offering proceeds to make distributions. We are not able to estimate the amount of investments we may make assuming the sale of any particular number of shares. However, in general we expect that the concentration risk of our portfolio of investments will be inversely related to the number of shares sold in this Offering. Before we substantially invest the net proceeds of this Offering, our distributions may exceed our funds from operations and may be paid from offering proceeds, borrowings and other sources, which would reduce the amount of offering proceeds available for investment, or require us to repay such borrowings, both of which could reduce your overall return.

(6)
We may incur capital expenses and acquisition expenses relating to our investments. At the time we make an investment, we will establish estimates of the capital needs of such investments through the anticipated hold period of the investments. We do not anticipate that we will establish a permanent reserve for expenses relating to our investment through the anticipated hold period of the investment. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by our investments or out of the net cash proceeds received by us from any sale or payoff of our investments.

(7)
Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and purchasing of properties. Acquisition fees exclude acquisition expenses and any construction fee paid to a person who is not our affiliate in connection with construction of a project after our acquisition of a property. We will pay to our advisor acquisition fees of 2.0% of the contract purchase price of each property or asset we acquire (including our pro rata share of debt attributable to such property) and 2.0% of the amount advanced with respect to a mortgage loan or other real estate-related investment (including our pro rata share of debt attributable to such investment). If we raise the maximum amount of the primary offering of $2,350,000,000 and our investments are 50% leveraged, the total acquisition and advisory fees payable will be approximately $85,060,000.

(8)
Acquisition expenses include, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, commissions to non-affiliated third parties, accounting fees and expenses, title insurance premiums and expenses and other miscellaneous expenses relating to the selection, evaluation and acquisition of real estate properties, including closing costs and non-refundable option payments, whether or not the property is acquired. For purposes of this table, we have assumed expenses of 0.75% of the purchase price of each property (including our pro rata share of debt attributable to such property) or other real estate-related investments; however, expenses on a particular acquisition or investment may be higher. Acquisitions fees and expenses for any particular property will not exceed 6.0% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 6.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment) unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve fees and expenses in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to us.

(9)
Working capital reserves will be maintained at the property level and are typically utilized for extraordinary expenses that are not covered by revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender party may require its own formula for escrow of working capital reserves.

(10)	Includes amounts anticipated to be invested in properties net of fees and expenses. Subject to certain limitations, this amount may be used to fund distributions.
Updates Regarding our Advisory Agreement
The following information supersedes and replaces in its entirety the first and second sentences of the third paragraph and the fourth full paragraph of the “Management—The Advisory Agreement” section on page 79 of the prospectus:
On May 4, 2017, our board of directors, including our independent directors, after review of our advisor’s performance during the last year, authorized us to execute a mutual consent to renew the advisory agreement by and among us, our operating partnership and our advisor, dated June 10, 2014, as amended and renewed. The renewal is for a one-year term and became effective on June 10, 2017.
We reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, the dealer manager fee, the distribution and servicing fee and the other organization and offering expenses borne by us to exceed 15.0% of the gross offering proceeds of this Offering.

We expect that organization and offering expenses (other than selling commissions, dealer manager fees and the distribution and servicing fee) will be approximately 1.90% of the gross offering proceeds.
Renewal of our Management Agreement
The following information supersedes and replaces in its entirety the second and third sentences of the sixth paragraph of the “Management—Affiliated Companies—Property Manager” section on page 81 of the prospectus:
On May 4, 2017, our board of directors, including our independent directors, after review of our property manager’s performance during the last year, authorized us to execute a mutual consent to renew the management agreement by and among us, our property manager and our operating partnership, dated May 19, 2014, as amended and renewed. The renewal is for a one-year term and became effective on May 19, 2017.
Selected Financial Data
The following information supplements, and should be read in conjunction with, the discussion contained in the “Selected Financial Data” section beginning on page 118 of the prospectus:
The following selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and the notes thereto for the period ended June 30, 2017, which are included in this prospectus supplement.

The selected financial data presented below as of June 30, 2017, and for the six months ended June 30, 2017, has been derived from our unaudited condensed consolidated financial statements. Amounts are rounded, in thousands, except share and per share amounts:

As of or for the Six Months Ended June 30,
Selected Financial Data	2017
Balance Sheet Data:
Total real estate, net	$1,270,002
Cash and cash equivalents	$74,350
Acquired intangible assets, net	$147,244
Total assets	$1,529,118
Notes payable, net	$397,308
Credit facility, net	$274,249
Total liabilities	$732,451
Total equity	$796,667
Operating Data:
Total revenue	$51,624
Rental and parking expenses	$10,226
Depreciation and amortization	$16,635
Income from operations	$18,269
Net income attributable to common stockholders	$9,432
Funds from operations attributable to common stockholders (1)	$26,067
Modified funds from operations attributable to common stockholders (1)	$20,876
Per Share Data:
Net income per common share attributable to common stockholders:
Basic	$0.10
Diluted	$0.10
Distributions declared for common stock	$28,160
Distributions declared per common share	$0.31
Weighted average number of common shares outstanding:
Basic	90,721,343
Diluted	90,737,075
Cash Flow Data:
Net cash provided by operating activities	$26,194
Net cash used in investing activities	$(419,015)
Net cash provided by financing activities	$424,285

(1)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Funds From Operations and Modified Funds From Operations” for the six months ended June 30, 2017, included in this prospectus supplement, for information regarding why we present funds from operations and modified funds from operations and for a reconciliation of this non-GAAP financial measure to net income.

Prior Performance Summary
The fifth paragraph of the "Prior Performance Summary" section beginning on page 120 of our prospectus is superseded and replaced with the following information:
The following tables for CVMCR Properties are included as Appendix A herein:
Table I    —  Experience in Raising and Investing Funds (As a Percentage of Investment)

Table II   —  Compensation to Sponsor (in Dollars)
Table III  —  Annual Operating Results of Prior Real Estate Programs
Table IV (Results of Completed Programs) is omitted since CVMCR has not completed its operations and sold all of its properties during the five years ended December 31, 2016.
Table V (Sales or Disposals of Properties) also is omitted since CVMCR has not sold or disposed of any of its properties as of December 31, 2016.
Plan of Distribution
The following information supersedes and replaces the section entitled “Plan of Distribution - Special Discounts - Friends and Family” on page 176 of the prospectus:

Friends and Family
Our executive officers and managers and their immediate family members, as well as officers and persons associated with our advisor and its members and their affiliates and their immediate family members (including spouses, parents, grandparents, children and siblings) and other individuals designated by our management, and, if approved by our board of directors, joint venture partners, consultants and other service providers, may purchase Class A shares in this Offering at a discount if such persons purchase shares through a broker-dealer that sells both Class A and Class T shares. The purchase price for such Class A shares will be $9.486 per Class A share, reflecting the fact that selling commissions in the amount of $0.714 per Class A share will be waived and not payable in connection with such shares. There is no limit on the number of Class A shares that may be sold to such persons, and Class T shares will not be eligible for similar discounts if a broker-dealer sells Class A shares and Class T shares. However, the aforementioned individuals may purchase Class T shares at a discount if they purchase Class T shares through a broker-dealer that only sells Class T shares and does not sell Class A shares. The purchase price for such Class T shares will be $9.473, reflecting the fact that selling commissions in the amount of $0.293 per Class T share will be waived and not payable in connection with such shares. There is no limit on the number of Class T shares that may be sold to such persons.
Volume Discounts
The following information replaces in its entirety the tables beginning on page 177 of the "Plan of Distribution — Volume Discounts" section of the prospectus:
The following table illustrates the various discount levels that will be offered to qualifying purchasers by participating broker-dealers for Class A shares purchased in the primary offering:

Dollar Amount of Shares Purchased	Selling Commission Percentage	Dealer Manager Fee	Effective Purchase Price per Share to Investor(1)
$499,999 or less	7.00%	3.00%	$10.200
$500,000 - $999,999	6.00%	3.00%	$10.088
$1,000,000 - $1,999,999	5.00%	3.00%	$9.978
$2,000,000 - $2,999,999	4.00%	3.00%	$9.871
$3,000,00 - $4,999,999	3.00%	2.60%	$9.725
$5,000,000 - $9,999,999	2.00%	2.60%	$9.623
$10,000,000 and above	1.00%	2.40%	$9.503

(1)	Assumes a $10.200 per Class A share offering price. Discounts will be adjusted appropriately for changes in the offering price.

The following table illustrates the various discount levels that will be offered to qualifying purchasers by participating broker-dealers for Class T shares purchased in the primary offering:

Dollar Amount of Shares Purchased	Selling Commission Percentage	Dealer Manager Fee		Effective Purchase Price per Share to Investor(1)
$499,999 or less	3.00%	3.00%		$9.766
$500,000 - $1,999,999	2.50%	3.00%		$9.714
$2,000,000 - $2,999,999	1.00%	1.50%	(2)	$9.415
$3,000,000 - $4,999,999	0.00%	1.00%	(2)	$9.273
$5,000,000 and above	0.00%	0.00%	(3)	$9.180

(1)
Assumes a $9.766 per Class T share offering price. Discounts will be adjusted appropriately for changes in the offering price. We will also pay our dealer manager a distribution and servicing fee that will accrue daily in an amount equal to 1/365th of 1.0% of the most recent offering price per Class T share on a continuous basis from year to year, payable out of amounts that otherwise would be distributed to holders of Class T shares; provided, however, that upon the termination of the primary offering, the distribution and servicing fee shall be an amount that accrues daily equal to 1/365th of up to 1.0% of the most recent NAV per Class T share on a continuous basis from year to year. We will cease paying distribution and servicing fees with respect to all Class T shares sold in the primary offering on the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of this Offering, total underwriting compensation in this Offering equaling 10% of the gross proceeds from our primary offering, (iii) there are no longer any Class T shares outstanding, or (iv) the fourth anniversary of the last day of the fiscal quarter in which our primary offering terminates.

(2)
In addition to the dealer manager fee payable by the Company to the dealer manager, our advisor will pay a 1.0% dealer manager fee to the dealer manager for purchases by an investor of $2,000,000 or more of Class T shares.

(3)
Our advisor will pay a 2.0% dealer manager fee to the dealer manager for purchases by an investor of $5,000,000 or more of Class T shares. The dealer manager may reallow all or a portion of such dealer manager fee to participating broker-dealers.

We will apply the reduced per share purchase price, selling commission, if applicable, and dealer manager fee, set forth in the tables above to the entire purchase of shares, not just the portion of the purchase which exceeds the $499,999 share purchase threshold, provided the purchase of all such shares is made at one time. For example, a purchase of $3,000,000 in Class A shares, which would result in the issuance of 308,483 Class A shares, in a single transaction would result in a purchase price of $9.725 per share, selling commissions of $90,000 and dealer manager fees of $78,000. You may not combine amounts purchased for Class A shares with amounts purchased for Class T shares for purposes of obtaining a volume discount.
Roll-Up Transactions
The following information supersedes and replaces the second paragraph of the section entitled “Description of Securities - Restrictions on Certain Conversion Transactions and Roll-Ups" beginning on page 156 of the prospectus:
A “roll-up entity” is a partnership, REIT, corporation, trust or other similar entity created or surviving a roll-up transaction. A roll-up transaction does not include: (1) a transaction involving the securities of our company that have been listed on a national securities exchange for at least twelve months; or (2) a transaction involving our conversion to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•	stockholders' voting rights;

•	our term of existence;

•	sponsor or advisor compensation; or

•	our investment objectives.
Federal Income Tax Considerations
The following information supersedes and replaces the first paragraph of the "Federal Income Tax Considerations - Prohibited Transactions" section on page 131 of our prospectus:

As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from "prohibited transactions." Net income derived from prohibited transactions arises from the sale or exchange of property held primarily for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;

•	has been held for at least two years;

•	has aggregate expenditures made during the two years prior to the date of sale which are includable in the basis of the property not in excess of 30% of the net selling price;

•	was held for production of rental income for at least two years; and

•
when combined with other sales in the year, either (i) does not cause the REIT to have made more than seven sales of property during the taxable year, (ii) occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property), or (iii) occurs in a year when the REIT disposes of less than 20% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property) and the percentage of assets sold in the three-year taxable period ending with the current taxable year (measured by U.S. federal income tax basis or fair market value) does not exceed 10%, and in the case of clauses (ii) and (iii), substantially all of the marketing development expenditures with respect to the property were made through an independent contractor from whom we do not derive or receive any income or through a taxable REIT subsidiary.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the Six Months Ended June 30, 2017
(in thousands, except share data and per share amounts)
(Unaudited)

	Six Months Ended June 30, 2017 (a)	Pro Forma Adjustments Acquisition of 250 Williams Atlanta Data Center		Pro Forma Total Six Months Ended June 30, 2017
Revenue:
Rental and parking revenue	$43,366	$10,088	(b)	$53,454
Tenant reimbursement revenue	8,258	1,812	(b)	10,070
Total revenue	51,624	11,900		63,524
Expenses:
Rental and parking expenses	10,226	4,905	(b)	15,131
General and administrative expenses	2,137	—		2,137
Asset management fees	4,357	567	(c)	4,924
Depreciation and amortization	16,635	4,983	(d)	21,618
Total expenses	33,355	10,455		43,810
Income from operations	18,269	1,445		19,714
Interest expense, net	8,837	2,432	(e)	11,269
Net income (loss) attributable to common stockholders	$9,432	$(987)		$8,445
Other comprehensive income:
Unrealized income on interest rate swaps, net	$62	$—		$62
Other comprehensive income attributable to common stockholders	62	—		62
Comprehensive income (loss) attributable to common stockholders	$9,494	$(987)		$8,507
Weighted average number of common shares outstanding:
Basic	90,721,343	—		90,721,343
Diluted	90,737,075	—		90,737,075
Net income per common share attributable to common stockholders:
Basic	$0.10			$0.09
Diluted	$0.10			$0.09

(a)
Historical financial information is derived from the unaudited condensed consolidated statement of comprehensive income included in the Company's quarterly report on Form 10-Q for the six months ended June 30, 2017.

(b)
Represents pro forma results of the Property, assuming the acquisition had occurred on January 1, 2016. The Property was purchased on June 15, 2017. Amortization of above-market leases and below-market leases of approximately $734,000 is included in the pro forma adjustments for rental and parking revenue. Above-market lease values are amortized as an adjustment of rental income over the remaining terms of the respective leases. Below-market leases are amortized as an adjustment of rental income over the remaining terms of the respective leases, including any fixed rate bargain renewal periods.

(c)
Represents the estimated asset management fee payable to Carter Validus Advisors II, LLC on a monthly basis equal to 0.0625% of the aggregate asset value as of the last day of the immediately preceding month.

(d)
Represents the estimated depreciation and amortization of real estate assets and intangible lease assets had the property been acquired on January 1, 2016. Real estate assets, other than land, are depreciated on a straight-line basis over their estimated useful lives.

F-1

Buildings and improvements	15 - 40 years
Identified intangible assets	Remaining term of related lease

(e)
Includes interest expense on the Property's note payable of $116,200,000 at an interest rate of 3.99% per annum, amortization of the deferred financing costs related to the note payable and interest expense on the proceeds from the secured credit facility, assuming the acquisition had occurred on January 1, 2016.

F-2

Revised Forms of Subscription Agreements
Revised forms of our Subscription Agreement, Additional Subscription Agreement and Multi-Product Subscription Agreement are attached as Appendices B, C and F, respectively, and supersede and replace Appendices B, C and F in the prospectus.
Revised Form of Automatic Purchase Program Enrollment Form
A revised form of our Automatic Purchase Program Enrollment Form is attached as Appendix D and supersedes and replaces Appendix D in the prospectus.

CARTER VALIDUS® MISSION CRITICAL REIT II

SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING OR "INVESTMENT PROGRAM" DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THIS OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) AT 1-877-907-1148.

1. Investment

All investments are subject to suitability standards, see corresponding prospectus and Section 9 herein.

Amount of Subscription ______________ State of Sale ______________

Minimum Initial Investment is $2,000 ($2,500 - New York) for CVMC REIT II.
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ______________

☐ Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

**Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see "Volume Discounts" section of the prospectus for further information on volume discount qualifications.*

1a. Share Class - The Selection of a Share Class is Required

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

SHARE CLASS REQUIRED ☐ Class A ☐ Class T ☐ Class I

2. Account Type - Check One Box Only

Account Type	Additional Required Documentation
☐ Individual ☐ TOD*	If TOD, Transfer on Death form *Please see Section 2 of Investor Instructions for details
☐ Joint Tenants ☐ TOD* ☐ Tenants in Common* ☐ Community Property*	If JTWROS TOD, Transfer on Death form *All parties must sign / Please see Section 2 of Investor Instructions for details
☐ Trust	Trustee Certification form or trust documents
☐ Estate	Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial ☐ UGMA: State of: _____ ☐ UTMA: State of: _____	None
☐ Corporation ☐ C Corp ☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC ☐ Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) ____	LLC Operating Agreement or LLC Resolution
☐ Partnership	Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization	Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan* ☐ Defined Benefit Plan* ☐ KEOGH Plan*	Pages of plan document that list plan name, date, trustee name(s) and signatures *Please see Section 2 of Investor Instructions for details
☐ Traditional IRA ☐ SEP IRA ☐ ROTH IRA ☐ Simple IRA ☐ Inherited/Beneficial IRA	For Inherited IRA indicate Decedent's name: ______________
☐ Other (Specify) ______________	

For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 5

CURRENT FORM AS OF 5/15/17 VERSION AG

3. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If "same as below", write "same." (This is the name that will appear on your statement.)

Title Line 1 ______

Title Line 2 ______

SSN/TIN ______

4. Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name ______ SSN/TIN ______ DOB ______

Secondary Investor Name ______ SSN/TIN ______ DOB ______

Street Address ______

City ______ State ______ ZIP ______

Phone (day) ______ Phone (evening) ______ Email ______

Mailing Address (optional) ______

City ______ State ______ ZIP ______

☐ **Check here for eletronic delivery and complete Section 8**

Citizenship: Please indicate Citizenship Status (Required)

☐ US Citizen ☐ US Citizen residing outside the US ☐ Resident Alien

☐ Non-Resident Alien* Country: ______ ☐ Check here if you are subject to backup withholding

Please attach a separate sheet with the above information for each additional investor.

NOTE: Any and all U.S. taxpayers are required to complete Section 9a. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 9a.)
Please refer to the Guidelines for U.S. Taxpayer Certifications in the Investor Instructions of this Subscription Agreement regarding your SSN or TIN.

* If non-resident alien, investor must submit the appropriate IRS Form W-8 (e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

5. Third Party Custodian/Trustee Information

> Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee.

> Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name ______

Custodian/Trustee Address ______

City ______ State ______ ZIP ______

Custodian/Trustee Phone ______ Custodian/Trustee TIN ______

Investor Account Number with Custodian/Trustee ______

6. Distribution Information

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4 above. IRA accounts may not direct distributions without the custodian's approval.

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by CVMC REIT II. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: CVMC REIT II, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

	% of Distribution
☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus	______
☐ Send distributions via check to investor's home address **(or for Qualified Plans, to the address listed in Section 5)**	______
☐ Send distributions via check to the alternate payee listed here **(not available for Qualified Plans without custodial approval)**	______

CURRENT FORM AS OF 5/15/17 VERSION AG

6. Distribution Information, continued

Name

Address

City State ZIP

Account Number

☐ **Direct Deposit: (Attach Voided Check)** I/we authorize CVMC REIT II, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. **(not available for custodial held accounts without the custodian's approval)**

Financial Institution Name % of Distribution ☐ Checking

ABA/ Routing Number Account Number ☐ Savings

7. Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor's Name Rep Number

Financial Advisor's Firm Name Branch ID

Financial Advisor's Address

Financial Advisor's City State ZIP

Financial Advisor's Phone Financial Advisor's Fax

Financial Advisor's E-Mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA unaffiliated with a participating Broker-Dealer

☐ *Friends and Family Purchase

* Please refer to the prospectus for further information on friends and family discounts and consult with your broker-dealer or financial advisor to determine wheather you qualify for such discounts.

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to CVMC REIT II, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor's principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor Date

Branch Manager Signature (if required by Broker-Dealer) Date

8. Electronic Delivery (optional)

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically for CVMC REIT II, please affirmatively elect to do so by signing below where indicated.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize CVMC REIT II to either (i) e-mail stockholder communications to you directly or (ii) make them available on the CVMC REIT II website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents for CVMC REIT II, including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. (c) I acknowledge that I may receive at no cost from CVMC REIT II a paper copy of any documents delivered electronically by calling Investor Services at 888.292.3178 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to CVMC REIT II as "undeliverable", a

CURRENT FORM AS OF 5/15/17 VERSION AG

8. Electronic Delivery (optional), continued

letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if CVMC REIT II is unable to obtain a valid e-mail address for me, CVMC REIT II will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Investor Services at 888.292.3178 from 9:00 am to 5:00 pm EST Monday-Friday.

Electronic Delivery Acknowledgement Only

Signature of Investor ______________________ Date ________

Signature of Joint Investor ______________________ Date ________

E-mail (If blank - email from Section 4 will be used) ______________________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

Your e-mail address will be held in confidence and used only for matters relating to your investment.

9. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____Owner ____Co-Owner I have received the final Prospectus of Carter Validus Mission Critical REIT II, Inc. at least five business days before signing the Subscription Agreement.

____Owner ____Co-Owner I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I am purchasing the shares for the account referenced above.

____Owner ____Co-Owner I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner **Alabama**: In addition to the general suitability standards listed above, Alabama investors must represent that they have a liquid net worth of at least 10 times the amount invested in the program and its affiliates.

____Owner ____Co-Owner **Iowa**: In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor's total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident's liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas**: It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

____Owner ____Co-Owner **Kentucky**: In addition to the general suitability standards listed above, no Kentucky resident can invest, in aggregate, more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities) in us or our affiliates' non-publicly traded real estate investment trusts.

____Owner ____Co-Owner **Maine**: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Massachusetts**: In addition to the suitability standards listed above, Massachusetts investors may not invest more than 10% of their liquid net worth in us or in other illiquid direct participation programs.

____Owner ____Co-Owner **Missouri**: In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor's liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.

____Owner ____Co-Owner **Nebraska**: In addition to the general suitability standards listed above, Nebraska investors must limit their aggregate investment in us and in the securities of other non-publicly traded real estate investment trusts to 10% of such investor's net worth. Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

____Owner ____Co-Owner **New Jersey**: In addition to the suitability standards listed above, a New Jersey investor's investment in the issuer, shares of its affiliates and other direct participation investments may not exceed 10% of his or her liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **New Mexico**: In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.

____Owner ____Co-Owner **North Dakota**: North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

____Owner ____Co-Owner **Ohio**: It shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

CURRENT FORM AS OF 5/15/17 VERSION AG

9. Subscriber Signatures, continued

____Owner ____Co-Owner

Oregon: In addition to the minimum suitability standards described above, an Oregon resident may not exceed ten percent (10%) of the Oregon resident's liquid net worth in us and our affiliates.

____Owner ____Co-Owner

Pennsylvania: In addition to the general suitability standards listed above, a Pennsylvania investor may not invest more than 10% of their net worth (exclusive of home, furnishings and automobiles) in us.

____Owner ____Co-Owner

Tennessee: In addition to the general suitability standards listed above, Tennessee residents must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or a minimum net worth of $500,000 exclusive of home, home furnishings and automobiles. In addition, Tennessee residents' investment in us must not exceed ten percent (10%) of their liquid net worth.

9a. Subscriber Acknowledgements & Signatures

See Guidelines for U.S. Taxpayer Certifications (the "guidelines") in Section 9a of the attached Investor Instructions to this Subscription Agreement for the guidelines on how to complete Section 9a.

INFORMATION REQUIRED BELOW

Certification

Exempt payee code (If any)

Exemption from FATCA reporting code (If any)
(Applies to accounts maintained outside the U.S.)

SELECTION REQUIRED BELOW

You must check the box in item 2 below next to the statement that applies to you.

By signing below, under penalties of perjury, I certify that:

1. The number shown in Section 4 of this Subscription Agreement is my correct taxpayer identification number, and

2. ☐ I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

   ☐ I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY CVMC REIT II IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN CVMC REIT II.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR CVMC REIT II FOR AT LEAST FIVE (5) BUSINESS DAYS.

THE SUBSCRIBER WILL NOT BE ADMITTED AS A STOCKHOLDER OF CVMC REIT II UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY CVMC REIT II. CVMC REIT II MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. CVMC REIT II WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF CVMC REIT II REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A STOCKHOLDER.

CURRENT FORM AS OF 5/15/17 VERSION AG

9a. Subscriber Acknowledgements & Signatures, continued

SIGNATURE REQUIRED BELOW

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For CVMC REIT II, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes CVMC REIT II to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 9a will not constitute an execution of this Subscription Agreement.

Owner Signature ______________________ Date ____________

Co-Owner Signature (If applicable) ______________________ Date ____________

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of CVMC REIT II that are beneficially owned by the investor as reflected on the records of CVMC REIT II as of the applicable record date at any meeting of the shareholders of CVMC REIT II. This authorization shall remain in place until revoked in writing by the Custodian. CVMC REIT II is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date ____________

☐ I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

10. Check Instructions

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 10a.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

Carter Validus Mission Critical REIT II, Inc. Investors: The Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II, Inc." for the full purchase price, should be delivered to the address in Section 10a.

10a. Mailing Address

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

Subscription Agreements may be faxed to:
855.223.2474

Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Investors: 888.292.3178
Financial Advisors: 877.907.1148

CURRENT FORM AS OF 5/15/17 VERSION AG

Investor Instructions

(not required to be returned with Subscription Agreement)

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: We do not accept money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500. In no event shall any investment be less than $100.

If you would like to purchase shares in this offering at regular intervals you may be able to do so by electing to participate in the Automatic Purchase Program by completing an enrollment form that we will provide upon request. North Carolina, New Jersey, Alabama, Nebraska and Ohio investors are not eligible to participate in the Automatic Purchase Program. Custodial accounts are also not eligible to participate in the Automatic Purchase Program.

1a. Select a Share Class

Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.

2. Enter Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

** Transfer on Death (TOD): Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.*

Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

3. Enter Investment Title

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9a, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

4. Enter Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including CVMC REIT II, to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

All investors must provide a taxpayer identification number or social security number. By signing in Section 9a, you are certifying that this number is correct.

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

5. Enter Third Party Custodian Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you would like to purchase shares through an IRA account, First Trust Retirement and Community National Bank have each agreed to act as IRA custodians for such purpose; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with either First Trust Retirement or Community National Bank, we will pay the fees related to the establishment of such accounts with First Trust Retirement or Community National Bank and the first calendar year base fee. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by either of the IRA custodians, charged at the beginning of each calendar year. Further information about custodial services is available through your broker or through our dealer manager at 1-888-292-3178.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6. Enter Distribution Information

CURRENT FORM AS OF 5/15/17 VERSION AG

7. Enter Broker-Dealer and Financial Advisor Information

PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Subscription Agreement. All fields are mandatory.

Required Representations: By signing Section 7, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she:

- has discussed the investor's prospective purchase of shares with such investor;
- has advised such investor of all fundamental risks related to the investment in the shares, and the risk that the investor could lose his or her entire investment in the shares;
- has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 5, and

The Broker-Dealer is duly licensed and may lawfully offer and sell the shares in the state of sale designated as the investor's principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Financial Advisor, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Financial Advisor affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.

8. Select Electronic Delivery (optional)

9. Subscriber Acknowledgements & Signatures

You must initial ALL appropriate representations for CVMC REIT II.

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

9a. Subscriber Acknowledgements & Signatures

By signing this Subscription Agreement, you agree to provide the information in Section 9 of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:	Give the SSN of:
7. Disregarded entity not owned by an individual	The owner (3)
8. A valid trust, estate, or pension trust	The legal entity (5)
9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or TIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) Note: Grantor also must provide a Form W-9 to trustee of trust.
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

CURRENT FORM AS OF 5/15/17 VERSION AG

Guidelines for U.S. Taxpayer Certifications, continued

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9a, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

The following codes identify payees that are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f)(2)
2. The United States or any of its agencies or instrumentalities
3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4. A foreign government or any of its political subdivisions, agencies, or instrumentalities
5. A corporation
6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7. A futures commission merchant registered with the Commodity Futures Trading Commission
8. A real estate investment trust
9. An entity registered at all times during the tax year under the Investment Company Act of 1940
10. A common trust fund operated by a bank under section 584(a)
11. A financial institution
12. A middleman known in the investment community as a nominee or custodian
13. A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 9a to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of F ederal law, the payer may be subject to civil and criminal penalties.

CURRENT FORM AS OF 5/15/17 VERSION AG

CARTER VALIDUS® MISSION CRITICAL REIT II

ADDITIONAL SUBSCRIPTION

This form may be used by any current investor in Carter Validus Mission Critical REIT II who desires to purchase additional shares of Carter Validus Mission Critical REIT II. Investors who acquired shares through a transfer of ownership or transfer on death and wish to make additional investments must complete the Carter Validus Mission Critical REIT II Subscription Agreement.

1. Investment Information

All investments are subject to suitability standards, see corresponding prospectus and Section 5 herein.

Amount of Subscription ______ State of Sale ______

Minimum Additional Investment is $500.
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ______

☐ Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

*Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see "Volume Discounts" section of the prospectus for further information on volume discount qualifications

2. Account Number

Account Number ______

3. Investor Information- SSN or TIN Required

Please print name in which shares are registered.

Title Line 1 ______

Title Line 2 ______

Primary SSN/TIN ______ Secondary SSN/TIN ______

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name ______ SSN/TIN ______ DOB ______

Secondary Investor Name ______ SSN/TIN ______ DOB ______

Please indicate if mailing address has changed since initial investment in Carter Validus Mission Critical REIT II ☐ Yes ☐ No

If "yes", please print new address below:

Street Address ______

City ______ State ______ Zip Code ______

NOTE: Any and all U.S. taxpayers are required to complete Section 5a. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 5a.)
Please refer to the Guidelines for U.S. Taxpayer Certifications in Section 5b. regarding your SSN or TIN.

CURRENT FORM AS OF 5/15/17 VERSION Q

4. Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor's Name | Rep Number

Financial Advisor's Firm Name | Branch ID

Financial Advisor's Address

Financial Advisor's City | State | Zip Code

Financial Advisor's Phone | Financial Advisor's Fax Number

Financial Advisor's E-mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA unaffiliated with a participating Broker-Dealer

☐ *Friends and Family Purchase

* Please refer to the prospectus for further information on friends and family discounts and consult with your broker-dealer or financial advisor to determine wheather you qualify for such discounts.

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to CVMC REIT II, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor's principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor | Date

Branch Manager Signature (if required by Broker-Dealer) | Date

5. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____Owner ____Co-Owner I have received the final Prospectus of Carter Validus Mission Critical REIT II, Inc. at least five business days before signing the Subscription Agreement.

____Owner ____Co-Owner I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I am purchasing the shares for the account referenced above.

____Owner ____Co-Owner I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner **Alabama**: In addition to the general suitability standards listed above, Alabama investors must represent that they have a liquid net worth of at least 10 times the amount invested in the program and its affiliates.

____Owner ____Co-Owner **Iowa**: In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor's total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident's liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas**: It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

____Owner ____Co-Owner **Kentucky**: In addition to the general suitability standards listed above, no Kentucky resident can invest, in aggregate, more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities) in us or our affiliates' non-publicly traded real estate investment trusts.

____Owner ____Co-Owner **Maine**: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

CURRENT FORM AS OF 5/15/17 VERSION Q

5. Subscriber Signatures, continued

____Owner ____Co-Owner **Massachusetts**: In addition to the suitability standards listed above, Massachusetts investors may not invest more than 10% of their liquid net worth in us or in other illiquid direct participation programs.

____Owner ____Co-Owner **Missouri**: In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor's liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.

____Owner ____Co-Owner **Nebraska**: In addition to the general suitability standards listed above, Nebraska investors must limit their aggregate investment in us and in the securities of other non-publicly traded real estate investment trusts to 10% of such investor's net worth. Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

____Owner ____Co-Owner **New Jersey**: In addition to the suitability standards listed above, a New Jersey investor's investment in the issuer, shares of its affiliates and other direct participation investments may not exceed 10% of his or her liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **New Mexico**: In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.

____Owner ____Co-Owner **North Dakota**: North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

____Owner ____Co-Owner **Ohio**: It shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Oregon**: In addition to the minimum suitability standards described above, an Oregon resident may not exceed ten percent (10%) of the Oregon resident's liquid net worth in us and our affiliates.

____Owner ____Co-Owner **Pennsylvania**: In addition to the general suitability standards listed above, a Pennsylvania investor may not invest more than 10% of their net worth (exclusive of home, furnishings and automobiles) in us.

____Owner ____Co-Owner **Tennessee**: In addition to the general suitability standards listed above, Tennessee residents must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or a minimum net worth of $500,000 exclusive of home, home furnishings and automobiles. In addition, Tennessee residents' investment in us must not exceed ten percent (10%) of their liquid net worth.

5a. Subscriber Acknowledgements & Signatures

See Guidelines for U.S. Taxpayer Certifications (the "guidelines") in Section 5b of this Subscription Agreement for the guidelines on how to complete Section 5a.

INFORMATION REQUIRED BELOW

Certification

Exempt payee code (If any) ____________________

Exemption from FATCA reporting code (If any) ____________________
(Applies to accounts maintained outside the U.S.)

SELECTION REQUIRED BELOW

You must check the box in item 2 below next to the statement that applies to you.

By signing below, under penalties of perjury, I certify that:

1. The number shown in Section 3 of this Subscription Agreement is my correct taxpayer identification number, and

2. ☐ I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

   ☐ I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY CVMC REIT II IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN CVMC REIT II.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR CVMC REIT II FOR AT LEAST FIVE (5) BUSINESS DAYS.

THE SUBSCRIBER WILL NOT BE ADMITTED AS A STOCKHOLDER OF CVMC REIT II UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY CVMC REIT II. CVMC REIT II MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. CVMC REIT II WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF CVMC REIT II REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A STOCKHOLDER.

CURRENT FORM AS OF 5/15/17 VERSION Q

5a. Subscriber Acknowledgements & Signatures, continued

SIGNATURE REQUIRED BELOW

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For CVMC REIT II, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes CVMC REIT II to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 5a will not constitute an execution of this Subscription Agreement.

Owner Signature ______________________ Date ____________

Co-Owner Signature (If applicable) ______________________ Date ____________

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of CVMC REIT II that are beneficially owned by the investor as reflected on the records of CVMC REIT II as of the applicable record date at any meeting of the shareholders of CVMC REIT II. This authorization shall remain in place until revoked in writing by the Custodian. CVMC REIT II is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date ____________

☐ I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

5b. Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:	Give the SSN of:
7. Disregarded entity not owned by an individual	The owner (3)
8. A valid trust, estate, or pension trust	The legal entity (5)
9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or TIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) Note: Grantor also must provide a Form W-9 to trustee of trust.
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

CURRENT FORM AS OF 5/15/17 VERSION Q

5b. Guidelines for U.S. Taxpayer Certifications, continued

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 5a, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

The following codes identify payees that are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f)(2)
2. The United States or any of its agencies or instrumentalities
3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4. A foreign government or any of its political subdivisions, agencies, or instrumentalities
5. A corporation
6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7. A futures commission merchant registered with the Commodity Futures Trading Commission
8. A real estate investment trust
9. An entity registered at all times during the tax year under the Investment Company Act of 1940
10. A common trust fund operated by a bank under section 584(a)
11. A financial institution
12. A middleman known in the investment community as a nominee or custodian
13. A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 5a to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

CURRENT FORM AS OF 5/15/17 VERSION Q

6. Check Instructions

For Non-Custodial Accounts: Please mail a completed original Additional Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Additional Subscription Agreement, to the appropriate address as outlined in Section 6a.

For Custodial Accounts: Please mail a completed original Additional Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Additional Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Additional Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Additional Subscription Agreements.

Carter Validus Mission Critical REIT II, Inc. Investors: The Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II, Inc." for the full purchase price, should be delivered to the address in Section 6a.

6a. Mailing Address

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

Additional Subscription Agreements may be faxed to:
855.223.2474

Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Investors: 888.292.3178
Financial Advisors: 877.907.1148

5/17 W

CV20013-Q

CARTER VALIDUS®
MISSION CRITICAL REIT II

AUTOMATIC PURCHASE PROGRAM ENROLLMENT FORM

Complete this form if you wish to purchase shares of Carter Validus Mission Critical REIT II, Inc. at regular intervals through a transfer of funds from your bank account directly to your Carter Validus Mission Critical REIT II, Inc. investment account. Investors who acquired shares through a transfer of ownership or transfer on death and wish to make additional investments must complete the Carter Validus Mission Critical REIT II, Inc. Subscription Agreement. Custodial accounts are also not eligible to participate in the Automatic Purchase Program. Maryland, Nebraska, North Carolina, New Jersey, Alabama, Kansas and Ohio investors are not eligible to participate in this Automatic Purchase Program.

1. Investor Information - SSN or TIN Required

Investor #1 Name: SSN/Tax ID: DOB:

Investor #2 Name: SSN/Tax ID: DOB:

Street Address:

City: State: Zip Code:

Optional
Mailing Address:

City: State: Zip Code:

Phone (day): Phone (evening):

E-mail: Account Number:

☐ US Citizen ☐ US Citizen residing outside the US

☐ Foreign citizen, country: ____________

☐ Check here if you are subject to backup withholding

2. Investment Information

Monthly Investment Amount ($100/month minimum): Financial Institution Name:

Mailing Address:

City: State: Zip Code:

ABA/ Routing Number: Account Number: ☐ Checking ☐ Savings

Please enclose a voided check for the appropriate account to participate in the Automatic Purchase Program. By enclosing a voided check you authorize Carter Validus Mission Critical REIT II, Inc. to begin making electronic debits from the account designated by the enclosed voided check on the last business day of each month. Such deductions and investments will continue until you notify Carter Validus Mission Critical REIT II, Inc. in writing to change or discontinue them. Should your account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds.

3. Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor's Name Rep Number

Financial Advisor's Firm Name Branch ID

Financial Advisor's Address

Financial Advisor's City State ZIP

Financial Advisor's Phone Financial Advisor's Fax

Financial Advisor's E-Mail Address

CURRENT FORM AS OF 9/29/17 VERSION FA

D-1

3. Broker-Dealer and Financial Advisor Information, continued

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA

☐ *Friends and Family Purchase

* Please refer to the prospectus for further information on friends and family discounts and consult with your broker-dealer or financial advisor to determine wheather you qualify for such discounts.

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to CVMC REIT II, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor's principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor ______________________ Date ______

Branch Manager Signature (if required by Broker-Dealer) ______________________ Date ______

4. Investor Signatures

By signing below, you agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current Prospectus (as Supplemented) or the Subscription Agreement relating to such investment, or if you change your registered representative, you will promptly notify Carter Validus Mission Critical REIT II, Inc. in writing of the fact at the address set forth below.

Signature of Investor: ______________________ Date: ______

Signature of Joint Investor: ______________________ Date: ______

Please consult your Financial Representative if you have any material changes which might affect your ability to meet the applicable suitability requirements.

Once Complete Send To:

Regular Mail

Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Investors: 888.292.3178
Financial Advisors: 877.907.1148

Overnight Mail

Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Investors: 888.292.3178
Financial Advisors: 877.907.1148

9/17 CV20012-FA

D-2

CARTER VALIDUS® MISSION CRITICAL REIT II

GREENBACKER RENEWABLE ENERGY COMPANY

SIERRA INCOME CORPORATION

Multi-Offering Subscription Agreement

Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.

AN INVESTMENT IN THE OFFERING(S) OR "INVESTMENT PROGRAM(S)" DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) AT 1-877-907-1148.

1. Investment

All investments are subject to suitability standards, see corresponding prospectus and Sections 9-9b herein.

Amount of Subscription ____________ **State of Sale** ____________

Minimum Initial Investment is $2,000 for CVMC REIT II, SIC & GREC.
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ____________

(See Section 10 for Check Instructions)

	Investment Amount
Carter Validus Mission Critical REIT II (CVMC REIT II)	____________
Greenbacker Renewable Energy Company (GREC)	____________
Sierra Income Corporation (SIC)	____________

☐ **Volume Discount*:** Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

**Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see "Volume Discounts" section of the prospectus for further information on volume discount qualifications.*

1a. Share Class - The Selection of a Share Class is Required (CVMC REIT II Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR CVMC REIT II INVESTORS - SHARE CLASS REQUIRED ☐ Class A ☐ Class T ☐ Class I

1b. Share Class - The Selection of a Share Class is Required (GREC Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR GREC INVESTORS - SHARE CLASS REQUIRED ☐ Class A ☐ Class I ☐ Class C

CURRENT FORM AS OF 5/15/17 VERSION AD

2. Account Type - Check One Box Only

Account Type	Additional Required Documentation
☐ Individual ☐ TOD*	If TOD, Transfer on Death form *Please see Section 2 of Investor Instructions for details
☐ Joint Tenants ☐ TOD* ☐ Tenants in Common* ☐ Community Property*	If JTWROS TOD, Transfer on Death form *All parties must sign / Please see Section 2 of Investor Instructions for details
☐ Trust	Trustee Certification form or trust documents
☐ Estate	Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial ☐ UGMA: State of: ______ ☐ UTMA: State of: ______	None
☐ Corporation ☐ C Corp ☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC ☐ Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) ______	LLC Operating Agreement or LLC Resolution
☐ Partnership	Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization	Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan* ☐ Defined Benefit Plan* ☐ KEOGH Plan*	Pages of plan document that list plan name, date, trustee name(s) and signatures *Please see Section 2 of Investor Instructions for details
☐ Traditional IRA ☐ SEP IRA ☐ ROTH IRA ☐ Simple IRA ☐ Inherited/Beneficial IRA	For Inherited IRA indicate Decedent's name: ______________________________
☐ Other (Specify) ____	

For Non-Qualified Custodial Accounts and all Qualified Accounts, please complete Section 5

3. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If "same as below", write "same." *(This is the name that will appear on your statement.)*

Title Line 1 ______________________________

Title Line 2 ______________________________

SSN/TIN ______________________________

4. Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name ______ SSN/TIN ______ DOB ______

Secondary Investor Name ______ SSN/TIN ______ DOB ______

Street Address ______

City ______ State ______ ZIP ______

Phone (day) ______ Phone (evening) ______ Email ______

Mailing Address (optional) ______

City ______ State ______ ZIP ______

☐ **Check here for eletronic delivery and complete Section 8**

Citizenship: Please indicate Citizenship Status **(Required)**

☐ US Citizen ☐ US Citizen residing outside the US ☐ Resident Alien

☐ Non-Resident Alien* Country: ______________ ☐ Check here if you are subject to backup withholding

Please attach a separate sheet with the above information for each additional investor.

NOTE: Any and all U.S. taxpayers are required to complete Section 9a. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 9a.)
Please refer to the Guidelines for U.S. Taxpayer Certifications in the Investor Instructions of this Subscription Agreement regarding your SSN or TIN.

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

CURRENT FORM AS OF 5/15/17 VERSION AD

5. Third Party Custodian/Trustee Information

> Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee.

> Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name

Custodian/Trustee Address

City | State | ZIP

Custodian/Trustee Phone | Custodian/Trustee TIN

Investor Account Number with Custodian/Trustee

6. Distribution Information

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by CVMC REIT II and/or SIC and/or GREC. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: CVMC REIT II and/or SIC and/or GREC, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

> SELECTION REQUIRED BELOW

☐ I will not participate in the Distribution Reinvestment Plan

OR

☐ I will participate in the Distribution Reinvestment Plan, as described in the Prospectus — % of Distribution ______

And I would also like to:

☐ Send distributions via check to investor's home address (or for Qualified Plans, to the address listed in Section 5) ______

☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval) ______

Name

Address

City | State | ZIP

Account Number

☐ **Direct Deposit:** *(Attach Voided Check)* I/we authorize CVMC REIT II, SIC, GREC, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Multi-Offering Subscription Agreement, all parties must sign below. **(not available for custodial held accounts without the custodian's approval)**

Financial Institution Name | % of Distribution | ☐ Checking

ABA/ Routing Number | Account Number | ☐ Savings

7. Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor's Name | Rep Number

Financial Advisor's Firm Name | Branch ID

Financial Advisor's Address

Financial Advisor's City | State | ZIP

Financial Advisor's Phone | Financial Advisor's Fax

Financial Advisor's E-Mail Address

CURRENT FORM AS OF 5/15/17 VERSION AD

7. Broker-Dealer and Financial Advisor Information, continued

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA unaffiliated with a participating Broker-Dealer

☐ CVMC REIT II Friends and Family Purchase*

☐ Shares are being purchased net of commissions
(Not available to CVMC REIT II & Class A shares only for GREC)

* Please refer to CVMC REIT II's prospectus for further information on friends and family discounts and consult with your broker-dealer or financial advisor to determine wheather you qualify for such discounts.

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to CVMC REIT II and/or SIC and/or GREC, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on trasfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Multi-Offering Subscription Agreement to the issuer as specified under the laws of the investor's principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verifcation process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor's principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor ____________________ Date ________

Branch Manager Signature (if required by Broker-Dealer) ____________________ Date ________

8. Electronic Delivery (Optional)

☐ CVMC REIT II ☐ GREC ☐ SIC

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically for the selected funds above, please affirmatively elect to do so by signing below where indicated.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail shareholder communications to you directly or (ii) make them available on each offering's respective Website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents as applicable to the respective offering(s), including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to shareholder and/or unitholder communications. **(c)** I acknowledge that I may receive at no cost from CVMC REIT II and/or SIC and/or GREC a paper copy of any documents delivered electronically by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to CVMC REIT II and/or SIC and/or GREC as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if CVMC REIT II and/or SIC and/or GREC is unable to obtain a valid e-mail address for me, CVMC REIT II and/or SIC and/or GREC will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday.

Electronic Delivery Acknowledgement Only

Signature of Investor ____________________ Date ________

Signature of Joint Investor ____________________ Date ________

E-mail (If blank - email from Section 4 will be used) ____________________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting shareholder must have access to the e-mail account provided.

Your e-mail address will be held in confidence and used only for matters relating to your investment(s).

CURRENT FORM AS OF 5/15/17 VERSION AD

9. Subscriber Acknowledgements & Signatures for CVMC REIT II

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner	____Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.
____Owner	____Co-Owner	I/we have received the final Prospectus of CVMC REIT II at least five (5) business days before signing the Subscription Agreement.
____Owner	____Co-Owner	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
____Owner	____Co-Owner	I/we am/are purchasing the shares for the account referenced above.
____Owner	____Co-Owner	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
____Owner	____Co-Owner	**Iowa:** In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor's total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident's liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.
____Owner	____Co-Owner	**Kansas:** It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.
____Owner	____Co-Owner	**Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.
____Owner	____Co-Owner	**Missouri:** In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor's liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.
____Owner	____Co-Owner	**New Mexico:** In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.
____Owner	____Co-Owner	**North Dakota:** North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.
____Owner	____Co-Owner	**Ohio:** It shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
____Owner	____Co-Owner	**Pennsylvania:** In addition to the general suitability standards listed above, a Pennsylvania investor may not invest more than 10% of their net worth (exclusive of home, furnishings and automobiles) in us.

9a. Subscriber Acknowledgements & Signatures for SIC

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner	____Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.
____Owner	____Co-Owner	I/we have received the final Prospectus of SIC at least five (5) business days before signing the Subscription Agreement.
____Owner	____Co-Owner	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
____Owner	____Co-Owner	I/we am/are purchasing the shares for the account referenced above.
____Owner	____Co-Owner	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

CURRENT FORM AS OF 5/15/17 VERSION AD

9a. Subscriber Acknowledgements & Signatures for SIC, continued

____Owner ____Co-Owner **California:** In addition to the suitability standards noted above, a California investor's total investment in SIC shares shall not exceed 10% of his or her net worth.

____Owner ____Co-Owner **Idaho:** In addition to the suitability standards above, the state of Idaho requires that each Idaho investor will not invest in the aggregate, more than 10% of his or her liquid net worth in shares of Sierra Income Corporation's common stock. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Iowa:** In addition to the suitability standards noted above, Iowa investors must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) Iowa investors must limit their aggregate investment in SIC shares and in the securities of other non-traded business development companies (BDCs) to 10% of such investor's liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Kansas:** In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in SIC Shares and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in SIC Shares and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **New Mexico:** In addition to the suitability standards noted above, a New Mexico resident's investment should not exceed 10% of his or her liquid net worth in SIC shares, its affiliates and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner **North Dakota:** In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in SIC shares and its affiliates and that they meet one of the established suitability standards.

____Owner ____Co-Owner **Oklahoma:** In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in SIC shares to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

____Owner ____Co-Owner **Ohio:** In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor's aggregate investment in SIC shares, its affiliates, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner **Texas:** In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in SIC shares. For Texas residents, "net worth" does not include the value of one's home, home furnishings or automobiles.

9b. Subscriber Acknowledgements & Signatures for GREC

By executing the Multi-Offering Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes GREC to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following:
(you must initial ALL appropriate representations below)

____Owner ____Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner ____Co-Owner I/we have received the final Prospectus of GREC at least five (5) business days before signing the Subscription Agreement.

____Owner ____Co-Owner I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner ____Co-Owner I/we am/are purchasing the shares for the account referenced above.

____Owner ____Co-Owner I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner ____Co-Owner **California:** In addition to the minimum suitability standards listed above, a California investor's maximum investment in the Issuer may not exceed 10% of such investor's net worth.

____Owner ____Co-Owner **Idaho:** In addition to the minimum suitability standards listed above, an Idaho investor's total investment in the company shall not exceed 10% of his or her liquid net worth. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

CURRENT FORM AS OF 5/15/17 VERSION AD

9b. Subscriber Acknowledgements & Signatures for GREC, continued

____Owner ____Co-Owner

Iowa: Iowa investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consist of cash, cash equivalents and readily marketable securities. In addition, an Iowa investor's aggregate investment in the company, shares of the company's affiliates, and other non exchange traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. Section 230.501 of the 1933 Securities and Exchange Act, are not subject to the 10% investment limitation.

____Owner ____Co-Owner

Kansas: It is recommended by the Office of the Securities Commissioner of Kansas that Kansas investors limit their aggregate investment in us, the shares of our affiliates and other publicly offered direct participation programs to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner ____Co-Owner

Maine: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner ____Co-Owner

Michigan: It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of their liquid net worth in the shares. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year.

____Owner ____Co-Owner

New Mexico: In addition to the minimum suitability standards described above, an investment in the shares, its affiliates and other similar non-traded direct participation programs by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident's liquid net worth.

____Owner ____Co-Owner

North Dakota: North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the shares.

____Owner ____Co-Owner

Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

____Owner ____Co-Owner

Pennsylvania: Because the minimum closing amount is less than $80,000,000, you are cautioned to carefully evaluate the programs ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

____Owner ____Co-Owner

Vermont: Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor's liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.

9d. Subscriber Acknowledgements & Signatures

See Guidelines for U.S. Taxpayer Certifications (the "guidelines") in Section 9d of the attached Investor Instructions to this Multi-Offering Subscription Agreement for the guidelines on how to complete Section 9d.

INFORMATION REQUIRED BELOW

Certification

Exempt payee code (If any)

Exemption from FATCA reporting code (If any)
(Applies to accounts maintained outside the U.S.)

SELECTION REQUIRED BELOW

You must check the box in item 2 below next to the statement that applies to you.

By signing below, under penalties of perjury, I certify that:

1. The number shown in Section 4 of this Multi-Offering Subscription Agreement is my correct taxpayer identification number, and

2. ☐ I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

   ☐ I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

CURRENT FORM AS OF 5/15/17 VERSION AD

9d. Subscriber Acknowledgements & Signatures, continued

Please check all funds applicable.

☐ CVMC REIT II ☐ GREC ☐ SIC

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR FOR EACH OFFERING (AT LEAST FIVE (5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

FOR SIC INVESTORS ONLY

BY SIGNING BELOW, YOU ALSO ACKNOWLEDGE THAT:

- *YOU SHOULD NOT EXPECT TO BE ABLE TO SELL YOUR SHARES REGARDLESS OF HOW WE PERFORM.*
- *IF YOU ARE ABLE TO SELL YOUR SHARES, YOU WILL LIKELY RECEIVE LESS THAN YOUR PURCHASE PRICE.*
- *WE DO NOT INTEND TO LIST OUR SHARES ON ANY SECURITIES EXCHANGE DURING OR FOR WHAT MAY BE A SIGNIFICANT TIME AFTER THE OFFERING PERIOD, AND WE DO NOT EXPECT A SECONDARY MARKET IN THE SHARES TO DEVELOP.*
- *BEGINNING THE SECOND QUARTER OF 2013, WE IMPLEMENTED A SHARE REPURCHASE PROGRAM, BUT ONLY A LIMITED NUMBER OF SHARES ARE ELIGIBLE FOR*
- *REPURCHASE BY US. IN ADDITION, ANY SUCH REPURCHASES WILL BE AT A PRICE EQUAL TO OUR MOST RECENTLY DISCLOSED NET ASSET VALUE PER SHARE IMMEDIATELY PRIOR TO THE DATE OF REPURCHASE.*
- *YOU SHOULD CONSIDER THAT YOU MAY NOT HAVE ACCESS TO THE MONEY YOU INVEST FOR AN INDEFINITE PERIOD OF TIME.*
- *AN INVESTMENT IN OUR SHARES IS NOT SUITABLE FOR YOU IF YOU NEED ACCESS TO THE MONEY YOU INVEST. SEE "SHARE REPURCHASE PROGRAM," "SUITABILITY STANDARDS" AND "SHARE LIQUIDITY STRATEGY."*
- *BECAUSE YOU WILL BE UNABLE TO SELL YOUR SHARES, YOU WILL BE UNABLE TO REDUCE YOUR EXPOSURE IN ANY MARKET DOWNTURN.*
- *OUR DISTRIBUTIONS MAY BE FUNDED FROM OFFERING PROCEEDS OR BORROWINGS, WHICH MAY CONSTITUTE A RETURN OF CAPITAL AND REDUCE THE AMOUNT OF CAPITAL AVAILABLE TO US FOR INVESTMENT. ANY CAPITAL RETURNED TO STOCKHOLDERS THROUGH DISTRIBUTIONS WILL BE DISTRIBUTED AFTER PAYMENT OF FEES AND EXPENSES.*
- *OUR PREVIOUS DISTRIBUTIONS TO STOCKHOLDERS WERE FUNDED FROM TEMPORARY FEE REDUCTIONS THAT ARE SUBJECT TO REPAYMENT TO OUR ADVISER. THESE DISTRIBUTIONS WERE NOT BASED ON OUR INVESTMENT PERFORMANCE AND MAY NOT CONTINUE IN THE FUTURE. IF OUR ADVISER HAD NOT AGREED TO MAKE EXPENSE SUPPORT PAYMENTS, THESE DISTRIBUTIONS WOULD HAVE COME FROM YOUR PAID IN CAPITAL. THE REIMBURSEMENT OF THESE PAYMENTS OWED TO OUR ADVISER WILL REDUCE THE FUTURE DISTRIBUTIONS TO WHICH YOU WOULD OTHERWISE BE ENTITLED.*

SIGNATURE REQUIRED BELOW

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For the selected funds above, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 9d will not constitute an execution of this Multi-Offering Subscription Agreement.

Owner Signature ____________________ Date ____________

Co-Owner Signature (If applicable) ____________________ Date ____________

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Multi-Offering Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ____________________ Date ____________

☐ I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor.THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐ I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

CURRENT FORM AS OF 5/15/17 VERSION AD

10. Check Instructions

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 10a.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Multi-Offering Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Multi-Offering Subscription Agreements.

- **Carter Validus Mission Critical REIT II, Inc. Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT II, Inc." for the full purchase price, should be delivered to the address in Section 10a.
- **Sierra Income Corporation Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Agent for Sierra Income Corporation" for the full purchase price, should be delivered to the address in Section 10a.
- **Greenbacker Renewable Energy Company Investors:** The Multi-Offering Subscription Agreement, together with a check made payable to "Greenbacker Renewable Energy Company" for the full purchase price, should be delivered to the address in Section 10a.
- **Greenbacker Renewable Energy Company Investors in PA:** Until we have raised the minimum offering amount required in the state of Pennsylvania, the Multi-Offering Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for Greenbacker Renewable Energy Company, LLC" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the "Suitability Standards-Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

10a. Mailing Addresses

For CVMC REIT II and/or SIC and/or GREC (except PA)

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

For GREC in PA *(before escrow requirements are met)*

Regular Mail
UMB Bank, N.A. as Escrow Agent for
Greenbacker Renewable Energy Company LLC
c/o DST Systems, Inc.
PO BOX 219731
Kansas City, MO 64121-9731

Overnight Mail
UMB Bank, N.A. as Escrow Agent for
Greenbacker Renewable Energy Company LLC
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Phone: (888) 292-3178

CURRENT FORM AS OF 5/15/17 VERSION AD

Multi-Offering Investor Instructions

(not required to be returned with Subscription Agreement)

Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.

1. Investment

PLEASE NOTE: Money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. Minimum Initial Investment is $2,000 for CVMC REIT II, SIC & GREC. In no event shall any investment be less than $100.

1a-1b. Select a Share Class

2. Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

** **Transfer on Death (TOD):** Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.*

Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

3. Enter Investment Title

4. Enter Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

5. Enter Third Party Custodian Information

If you would like to purchase shares through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of CVMC REIT II and/or SIC and/or GREC. In addition, Community National Bank has agreed to act as IRA custodian for purchases of SIC and/or GREC only or for joint purchases with CVMC REIT II; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with First Trust Retirement, CVMC REIT II and/or SIC and/or GREC will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, CVMC REIT II will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. Further information about custodial services is available through your Financial Advisor or our dealer manager.

6. Enter Distribution Information

7. Enter Broker-Dealer and Financial Advisor Information

PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Multi-Offering Subscription Agreement. All fields are mandatory.

Required Representations: By signing Section 7, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she:

- has discussed the investor's prospective purchase of shares with such investor;
- has advised such investor of all fundamental risks related to the investment in the shares, and the risk that the investor could lose his or her entire investment in the shares;
- has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 6, and

The Broker-Dealer is duly licensed and may lawfully offer and sell the shares in the state of sale designated as the investor's principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

Net of Commission Purchase ("NOCP"): NOCPs are available to registered associates and other employees of soliciting Broker-Dealer, the funds referenced in Section 1 and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the Broker-Dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Financial Advisor, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Financial Advisor affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.

CURRENT FORM AS OF 5/15/17 VERSION AD

8. Select Electronic Delivery (Optional)

9-9b Subscriber Acknowledgements & Signatures

You must initial ALL appropriate representations for ALL funds applicable.

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

9d. Subscriber Acknowledgements & Signatures

Please check all funds applicable. By signing the Multi-Offering Subscription Agreement, you agree to provide the information in Section 9-9b of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:	Give the SSN of:
7. Disregarded entity not owned by an individual	The owner (3)
8. A valid trust, estate, or pension trust	The legal entity (5)
9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or TIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
*(4) **Note:** Grantor also must provide a Form W-9 to trustee of trust.*
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

***Note:** If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

CURRENT FORM AS OF 5/15/17 VERSION AD

Guidelines for U.S. Taxpayer Certifications, continued

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9d, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

The following codes identify payees that are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f)(2)
2. The United States or any of its agencies or instrumentalities
3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4. A foreign government or any of its political subdivisions, agencies, or instrumentalities
5. A corporation
6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7. A futures commission merchant registered with the Commodity Futures Trading Commission
8. A real estate investment trust
9. An entity registered at all times during the tax year under the Investment Company Act of 1940
10. A common trust fund operated by a bank under section 584(a)
11. A financial institution
12. A middleman known in the investment community as a nominee or custodian
13. A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 9d to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

5/17 MULTI-AD